EXHIBIT 99.2

                                      FIFTH

                              AMENDED AND RESTATED

                          GENERAL PARTNERSHIP AGREEMENT


                                       FOR

                        DAUPHIN ISLAND GATHERING PARTNERS


                                     BETWEEN


                       MCNIC MOBILE BAY GATHERING COMPANY,


                     DAUPHIN ISLAND GATHERING COMPANY, L.P.


                        PANENERGY DAUPHIN ISLAND COMPANY


                            CENTANA GATHERING COMPANY


                     CNG MAIN PASS GAS GATHERING CORPORATION


                                       AND


                     COASTAL DAUPHIN ISLAND COMPANY, L.L.C.





                          DATED AS OF DECEMBER 31, 1996

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                                TABLE OF CONTENTS


                                   ARTICLE 1.
                            FORMATION OF PARTNERSHIP.........................  3
        1.1       FORMATION OF PARTNERSHIP...................................  3
        1.2       OWNERSHIP INTERESTS........................................  3
                  (a) INITIAL OWNERSHIP INTERESTS............................  4
                  (b) AFTER PAYOUT REVISIONS OF OWNERSHIP INTERESTS..........  4
                  (c) DEFINITION OF PAYOUT...................................  4
        1.3       PURPOSE OF PARTNERSHIP.....................................  5
        1.4       NAME OF PARTNERSHIP........................................  5
        1.5       PRINCIPAL PLACE OF BUSINESS................................  5

                                   ARTICLE 2.
                         RESPONSIBILITIES OF THE PARTIES.....................  6
        2.1       RESPONSIBILITIES OF THE PARTIES............................  6
        2.2       REGULATORY COVENANTS.......................................  6

                                   ARTICLE 3.
                   MANAGEMENT AND OPERATION OF THE PARTNERSHIP...............  7
        3.1       MANAGEMENT COMMITTEE.......................................  7
        3.2       ORGANIZATION AND DUTIES OF MANAGEMENT COMMITTEE............  7
        3.3       ACTION REQUIRING MAJORITY APPROVAL.........................  9
        3.4       ACTION REQUIRING SUPER MAJORITY APPROVAL................... 10
        3.5       ACTION REQUIRING EXTRAORDINARY APPROVAL.................... 12
        3.6       INDEMNIFICATION OF MANAGEMENT COMMITTEE MEMBERS............ 12
        3.7       MANAGING PARTNER........................................... 12
        3.8       REMOVAL OR RESIGNATION OF THE MANAGING PARTNER............. 13
        3.9       DUTIES OF THE MANAGING PARTNER............................. 15
        3.10      AUTHORIZATION.............................................. 18
        3.11      INDEMNIFICATION OF THE MANAGING PARTNER.................... 18
        3.12      THE MANAGING PARTNER'S LIABILITY........................... 19
        3.13      THE FINANCE PARTNER........................................ 19
        3.14      REMOVAL OR RESIGNATION OF THE FINANCE PARTNER.............. 19
        3.15      DUTIES OF THE FINANCE PARTNER.............................. 22
        3.16      INDEMNIFICATION OF THE FINANCE PARTNER..................... 22
        3.17      THE FINANCE PARTNER'S LIABILITY............................ 23
        3.18      EXCLUSION OR SUSPENSION OF VOTE............................ 23
        3.19      NO VETO RIGHTS............................................. 23

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                                   ARTICLE 4.
                                  AMI PROJECTS............................... 24
        4.1       FACILITIES TO BE CONSTRUCTED OR ACQUIRED................... 24
        4.2       PROJECT PLANS.............................................. 24
        4.3       CONSTRUCTION/ACQUISITION BUDGETS AND APPROVALS............. 24
        4.4       COSTS AND PAYMENT.......................................... 26
        4.5       CONSTRUCTION............................................... 26
        4.6       PERMITS.................................................... 26
        4.7       INSPECTION AND TESTING..................................... 26
        4.8       CONSTRUCTION AND ACQUISITION OF FACILITIES IN THE AMI...... 27
        4.9       SOLE-RISK AMI PROJECTS..................................... 28
                  (a) DEFINITIONS............................................ 28
                  (b) MORATORIUM ON SOLE-RISK AMI PROJECTS................... 28
                  (c) PROPOSAL OF SOLE-RISK AMI PROJECT...................... 29
                  (d) SOLE-RISK NEW SYSTEM PROJECTS.......................... 29
                  (e) SOLE-RISK EXTENSION PROJECTS........................... 30
        4.10      NON-CONSENT................................................ 34

                                   ARTICLE 5.
                         CAPITAL CONTRIBUTIONS/FINANCING..................... 37
        5.1       CAPITAL CONTRIBUTIONS BY DIGC.............................. 37
        5.2       CAPITAL CONTRIBUTIONS BY MMBGC............................. 38
        5.3       CENTANA, CNG AND COASTAL CONTRIBUTIONS..................... 38
        5.4       CAPITAL CONTRIBUTIONS FOR VK 121 AND VK 124 EXTENSION
                  AND PHASE I EXTENSION...................................... 38
        5.5       OTHER CONTRIBUTIONS........................................ 38
        5.6       FAILURE TO MAKE CONTRIBUTIONS.............................. 39
        5.7       SELF-INSURANCE CONTRIBUTIONS............................... 41

                                   ARTICLE 6.
                       OPERATING COSTS AND COMPENSATION OF
                     THE MANAGING PARTNER AND OTHER PARTNERS................. 41
        6.1       BUDGETS, APPROVALS AND AUTHORIZATIONS...................... 41
        6.2       BUSINESS PLAN.............................................. 43
        6.3       COSTS AND PAYMENT.......................................... 43
        6.4       PARTNERS' COOPERATION...................................... 43
        6.5       COMPENSATION OF THE MANAGING PARTNER....................... 43
        6.6       COMPENSATION OF THE FINANCE PARTNER........................ 44

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                                   ARTICLE 7.
                          ALLOCATIONS AND DISTRIBUTIONS...................... 45
        7.1       REVENUE DISTRIBUTION....................................... 45
        7.2       ALLOCATIONS OF PROFITS AND LOSSES.......................... 46
        7.3       TAX REVIEW SPECIAL ALLOCATIONS OF DEPRECIATION............. 49
        7.4       CURATIVE AMENDMENT......................................... 49
        7.5       SECTION 704(C)............................................. 50
        7.6       TRANSFERS.................................................. 50

                                   ARTICLE 8.
                                   ACCOUNTING................................ 50
        8.1       FISCAL YEAR................................................ 50
        8.2       BOOKS OF ACCOUNT........................................... 50
        8.3       CAPITAL ACCOUNTS........................................... 51
        8.4       SURVIVAL OF TAX PROVISIONS................................. 51
        8.5       AUDIT...................................................... 52
        8.6       ACCOUNTING PROCEDURES...................................... 52

                                   ARTICLE 9.
                            GATHERING SYSTEM CAPACITY........................ 52
        9.1       PARTNERSHIP OWNED CAPACITY................................. 52
        9.2       AFFILIATE COMMITMENT....................................... 52

                                   ARTICLE 10.
                              TERM AND TERMINATION........................... 53
        10.1      TERM....................................................... 53
        10.2      [INTENTIONALLY LEFT BLANK]................................. 53
        10.3      OTHER REASONS FOR DISSOLUTION.............................. 53
        10.4      WINDING UP................................................. 54
        10.5      RIGHT TO WITHDRAW.......................................... 56
        10.6      DEEMED DISTRIBUTION AND RECONTRIBUTION..................... 56

                                   ARTICLE 11.
                       OPTION AND PRIOR RIGHT TO PURCHASE.................... 57
        11.1      DISPOSITIONS............................................... 57
        11.2      TAG ALONG RIGHTS........................................... 59

                                   ARTICLE 12.
                                      TAXES.................................. 59
        12.1      TAXES...................................................... 59

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                                   ARTICLE 13.
                              INSURANCE AND LOSSES........................... 60
        13.1      INSURANCE.................................................. 60
        13.2      COST OF INSURANCE.......................................... 62
        13.3      INDEMNIFICATION OF PARTNERS................................ 62
        13.4      LOSS OF OR DAMAGE TO PARTNERSHIP PROPERTY.................. 62
        13.5      SELF INSURANCE............................................. 63

                                   ARTICLE 14.
                     INVOLUNTARY DISSOLUTION AND CONTINUANCE................. 63
        14.1      CONTINUANCE OF RELATIONSHIP................................ 63

                                   ARTICLE 15.
                                  MISCELLANEOUS.............................. 64
        15.1      LAWS AND REGULATIONS....................................... 64
        15.2      CONTROLLING LAW............................................ 64
        15.3      FORCE MAJEURE.............................................. 64
        15.4      NOTICES.................................................... 64
        15.5      CONFIDENTIALITY............................................ 66
        15.6      INURING CLAUSE............................................. 66
        15.7      DEFAULT.................................................... 66
        15.8      PARTITION OF PARTNERSHIP................................... 66
        15.9      TIME OF THE ESSENCE........................................ 67
        15.10     LIMITATION ON AUTHORITY.................................... 67
        15.11     ARBITRATION................................................ 67
        15.12     REPRESENTATION OF PARTNERS................................. 68
        15.13     SEVERABILITY............................................... 69
        15.14     REMEDIES................................................... 69
        15.15     EXHIBITS................................................... 69
        15.16     SPECIAL AND CONSEQUENTIAL DAMAGES.......................... 69
        15.17     COUNTERPARTS............................................... 70
        15.18     ENTIRE AGREEMENT........................................... 70
        15.19     AMENDMENT.................................................. 70

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                           FIFTH AMENDED AND RESTATED
                          GENERAL PARTNERSHIP AGREEMENT


                  THIS FIFTH AMENDED AND RESTATED GENERAL PARTNERSHIP AGREEMENT ("AGREEMENT") is made and entered into as of the 31st day of December, 1996 (the "EFFECTIVE DATE"), by and among MCNIC MOBILE BAY GATHERING COMPANY, a Michigan corporation ("MMBGC"), DAUPHIN ISLAND GATHERING COMPANY, L.P., a Texas limited partnership, the general partner of which is OEDC, INC. ("DIGC"), PANENERGY DAUPHIN ISLAND COMPANY, a Delaware corporation ("PDI"), CENTANA GATHERING COMPANY, a Delaware corporation ("CENTANA"), CNG MAIN PASS GAS GATHERING CORPORATION ("CNG"), a Delaware corporation and Coastal Dauphin Island Company, L.L.C. ("COASTAL"), a Delaware limited liability company, all of such parties for convenience being sometimes hereinafter referred to collectively as the "PARTNERS" or individually as a "PARTNER," and Centana, CNG and Coastal being sometimes hereinafter referred to collectively as the "NEW PARTNERS."

                              W I T N E S S E T H:

                  WHEREAS, DIGC and Enron Gas Gathering, Inc. ("EGGI") executed the General Partnership Agreement for Dauphin Island Gathering Partners on January 14, 1993 (the "ORIGINAL AGREEMENT"), creating between them a general partnership under the laws of the State of Texas for the construction, ownership and operation of a natural gas gathering system and related activities located in the state and federal waters of Mobile Bay, offshore Alabama;

                  WHEREAS, on April 18, 1994, DIGC, EGGI and Tenneco Mobile Bay Gathering Company, a Delaware corporation ("TMBGC") executed the Amended and Restated General Partnership Agreement (the "FIRST RESTATED AGREEMENT") to amend the terms of the Original Agreement, to admit TMBGC as a new partner and to restate the amended terms and conditions on which the partnership governed by the First Restated Agreement was to be conducted;

                  WHEREAS, in connection with the First Restated Agreement, DIGC, EGGI and TMBGC executed that certain Contribution Agreement dated March 25, 1994, as amended by the First Amendment to Contribution Agreement dated as of December 31, 1994;

                  WHEREAS, DIGC, EGGI and TMBGC executed the First Amendment to Amended and Restated Partnership Agreement on December 31, 1994, to amend Sections 8.1(g), (k), and (m) of the First Restated Agreement;

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                  WHEREAS, pursuant to separate Agreements of Purchase and Sale
(the "PURCHASE AGREEMENTS"), each dated January 31, 1996, but effective as of October 1, 1995, MMBGC acquired ninety-six percent (96%) of the interest of DIGC and all of the interest of EGGI in the partnership governed by the First Restated Agreement, and Pipeline & Processing Group, Inc., the parent of MMBGC ("P&PG") acquired all of the shares of TMBGC;

                  WHEREAS, contemporaneously with the purchase of the shares of TMBGC by P&PG, TMBGC was merged into MMBGC with MMBGC as the surviving corporation;

                  WHEREAS, in connection with the acquisition of the shares of TMBGC, an election was made under Section 338 of the Internal Revenue Code of 1986, as amended, to treat the purchase of the stock of TMBGC as an asset purchase for tax purposes; and

                  WHEREAS, on February 28, 1996, MMBGC and DIGC amended the terms of the First Restated Agreement to admit MMBGC as a new Partner and to restate the amended terms and conditions on which the partnership governed by the Second Restated Agreement was to be conducted pursuant to the Second Amended and Restated Partnership Agreement (the "SECOND RESTATED AGREEMENT");

                  WHEREAS, pursuant to that certain Agreement of Purchase and Sale dated as of June 30, 1996 (the "PDI PURCHASE AGREEMENT"), PDI acquired a thirty-five percent (35%) interest in the partnership governed by the Second Restated Agreement from MMBGC;

                  WHEREAS, on June 30, 1996, MMBGC, DIGC and PDI amended the terms of the Second Amended and Restated Partnership Agreement to admit PDI as a new Partner and to restate the amended terms and conditions on which the partnership governed by the Third Restated Agreement was to be conducted pursuant to the Third Amended and Restated General Partnership Agreement (the "THIRD RESTATED AGREEMENT");

                  WHEREAS, pursuant to the PDI Purchase Agreement, PDI exercised its option to acquire an additional five percent (5%) Ownership Interest in the partnership governed by the Third Restated Agreement, effective as of July 1, 1996;

                  WHEREAS, on July 1, 1996, MMBGC, DIGC and PDI amended the terms of the Third Amended and Restated General Partnership Agreement to reflect the acquisition of the additional five percent (5%) interest in the partnership governed by the Third Restated Agreement by PDI and to reinstate the amended terms and conditions on which the partnership governed by the Fourth Restated Agreement was to be conducted pursuant to the Fourth Amended and Restated General Partnership Agreement, as

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subsequently amended by the DIGC Purchase Agreement (the "FOURTH RESTATED
AGREEMENT");

                  WHEREAS, by a Bill of Sale and Assignment dated effective as of 7:01 a.m. Houston time, on December 31, 1996, MMBGC conveyed to DIGC a 0.407406% Ownership Interest in the Partnership governed by the Fourth Restated Agreement (the "DIGC ASSIGNMENT");

                  WHEREAS, pursuant to that certain Partnership Contribution Agreement dated December 13, 1996 (the "CONTRIBUTION AGREEMENT"), Main Pass Gas Gathering Company agreed to contribute the assets described in EXHIBIT A-2 hereto (the "MAIN PASS ASSETS") to the Partnership in exchange for admission of Centana, CNG and Coastal to the Partnership;

                  WHEREAS, MMBGC, DIGC, PDI, Centana, CNG and Coastal desire to amend the terms of the Fourth Restated Agreement to reflect the acquisition by DIGC of the general partnership interest described in the DIGC Assignment, the acquisition of the Main Pass Assets, admit Centana, CNG and Coastal as New Partners, dilute the Ownership Interest of the existing Partners, and restate the amended terms and conditions on which the Partnership is to be conducted.

                  NOW, THEREFORE, in consideration of the terms and mutual covenants set forth herein, the parties agree as follows:

                                   ARTICLE 1.
                            FORMATION OF PARTNERSHIP

        1.1 FORMATION OF PARTNERSHIP. The Partners hereby agree to and do herewith form a general partnership (the "PARTNERSHIP") under the Texas Revised Partnership Act (the "PARTNERSHIP ACT") for the limited purposes and scope set forth herein. Each Partner's interest in the Partnership shall be deemed personal property for all purposes herein. All real and other property owned by the Partnership shall be deemed owned by the Partnership as an entity, and no Partner shall individually have any direct ownership in such property.

        1.2 OWNERSHIP INTERESTS. Subject to the provisions of this Agreement, the interests of the Partners in the profits, gains and losses of the Partnership ("OWNERSHIP INTERESTS") shall be as follows:

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                  (a) INITIAL OWNERSHIP INTERESTS. The Initial Ownership
        Interests of the Partners in the Partnership shall be as follows:

               DIGC            1.0000%

               MMBGC          34.5556%

               PDI            23.7038%

               Centana        13.5802%

               CNG            13.5802%

               Coastal        13.5802%

               (b) AFTER PAYOUT REVISIONS OF OWNERSHIP INTERESTS. Upon the occurrence of "Payout" (hereinafter defined) with respect to a Partner, the Ownership Interest of such Partner shall be reduced by such Partner's proportionate share, based on its Ownership Interest, of the "DIGC After Payout Interest" (hereinafter defined) and the Ownership Interest of DIGC shall be increased by an amount corresponding to such reduction. The term "DIGC AFTER PAYOUT INTEREST" shall mean an interest equal to 11.1500%. For purposes of clarification, the Ownership Interests of the following Partners after Payout as to such Partner shall be as follows:

               MMBGC          31.0127
               PDI            21.2736
               Centana        12.1879
               CNG            12.1879
               Coastal        12.1879

               (c) DEFINITION OF PAYOUT. For purposes of this Agreement, "PAYOUT" shall occur as to a Partner on the last day of the earliest calendar month during which:

                      (1) the aggregate cash distributions which such Partner
               shall have actually received from the Partnership pursuant to
               ARTICLE 7 of this Agreement, discounted back from the respective dates such cash distributions were made to such Partner to December 31, 1996, (the "DISCOUNT DATE") at a monthly rate equal to 0.874161% shall equal:

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                      (2) the sum of (i) the amount set forth opposite such
               Partner's name in SCHEDULE 1.2 (for such Partner the "PAYOUT BASELINE") plus (ii) aggregate capital contributions made by such Partner to the Partnership on and after the Discount Date discounted back from the respective dates such capital contributions were made by such Partner to the Discount Date at a monthly rate equal to 0.874161%.

        The occurrence of Payout shall not entitle DIGC to any of the then existing Capital Account balances of the Partner with respect to which Payout has occurred.

        Contributions and distributions with respect to any Sole-Risk AMI Project shall not be taken into account for purposes of the calculations of this
SECTION 1.2(C), but contributions and distributions with respect to any Non-Consent Project under SECTION 4.10 shall be taken into account for purposes of the calculations of this SECTION 1.2(C).

        1.3 PURPOSE OF PARTNERSHIP. The Partnership is formed for the limited purpose of constructing, owning and operating (a) the gathering system located in the state and federal waters of Mobile Bay, offshore Alabama, which gathering system is more particularly described in EXHIBIT A-1 hereto (the "DIGS") and the gathering system located in the federal waters of Main Pass Area, East Addition, offshore Louisiana, which gathering system is more particularly described in EXHIBIT A-2 hereto (the "MAIN PASS SYSTEM") and (b) any expansions or modifications of such gathering system or systems and any other gathering systems or facilities constructed or acquired by the Partnership under ARTICLE 4 within the AMI (all of the foregoing is referred to herein as the "GATHERING SYSTEM"). Without otherwise limiting the foregoing, the Partners agree that the purpose of the Partnership shall not include, (a) any gas processing activities, or (b) the right or authority to obtain any financing that is recourse to the Partners.

        1.4 NAME OF PARTNERSHIP. The name of the Partnership shall be Dauphin Island Gathering Partners. The Partners shall file the required assumed name certificates. The business and affairs of the Partnership shall be conducted solely under the name of Dauphin Island Gathering Partners, and such name shall be used at all times in connection with the business and affairs of the Partnership.

        1.5 PRINCIPAL PLACE OF BUSINESS. The city in which the principal place of business of the Managing Partner is located shall be the principal place of business of the Partnership.

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                                   ARTICLE 2.
                         RESPONSIBILITIES OF THE PARTIES

        2.1 RESPONSIBILITIES OF THE PARTIES. Each Partner is responsible for procuring any and all authorizations which it might individually require for its participation in the Partnership. The authority of the Partners to conduct business on behalf of the Partnership is limited to the authority expressly granted under this Agreement. The Partners represent and warrant that each has the legal authority to and is not prohibited from entering into the Partnership and pursuing the business thereof. Except as provided in SECTION 4.8, each Partner may own and operate and invest in any natural gas gathering system not owned or operated by the Partnership wherever located, compete with the other Partners and the Partnership, and engage in and possess business interests in ventures of any kind for such Partner's exclusive benefit, and the other Partners shall have no interest therein by virtue of this Agreement.

        2.2    REGULATORY COVENANTS.

               (a) Each Partner hereby agrees that it will not, and will use reasonable efforts to cause its Affiliates not to take any action where such action will cause the Gathering System or any portion or extension thereof or any of its rates and services to be regulated by the Federal Energy Regulatory Commission ("FERC") under the Natural Gas Act of 1938.

               (b) As used in this Agreement, the term "AFFILIATE" shall mean any person that directly or indirectly, through one or more intermediaries, controls, manages or is controlled or managed by or is under common control with any Partner. The term "PERSON" shall include, without limitation, an individual, a corporation, a partnership, an association, a joint stock company and/or a trust. The term "CONTROL" (including the terms "CONTROLS", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means, (1) with respect to a corporation, the ownership or other control of securities to which are attached more than fifty percent (50%) of the voting interest of all securities issued by the corporation, (2) with respect to a partnership, the ownership of more than fifty percent (50%) interest in the partnership, and (3) with respect to any other person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such person, by contract or otherwise.

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                                   ARTICLE 3.
                   MANAGEMENT AND OPERATION OF THE PARTNERSHIP

        3.1    MANAGEMENT COMMITTEE.

               (a) The management of the Partnership shall be by a committee of the representatives of the Partners (the "MANAGEMENT COMMITTEE") which shall have general discretion to manage the affairs, determine and approve the overall objectives, policies, procedures, methods and actions of the Partnership, including, but not limited to, the authority to perform those acts specifically enumerated herein, and the exclusive right to make all major policy and business development decisions. No Partner shall have authority to act for, or to assume any obligation or responsibility on behalf of the Partnership without the prior written approval of the Management Committee unless otherwise specifically provided herein.

               (b) The day-to-day business of constructing, operating, and maintaining the Gathering System will be delegated to the Managing Partner under the subsequent provisions of this ARTICLE 3.

        3.2    ORGANIZATION AND DUTIES OF MANAGEMENT COMMITTEE.

               (a) The members of the Management Committee shall consist of one representative of each Partner. Each Partner shall from time to time designate, by written notice to the other Partners, its representative to serve on the Management Committee, and the representative so designated shall be authorized to vote the Ownership Interest of the appointing Partner. By like notice, each Partner may designate two alternate representatives, either of whom shall have authority to act in the absence of its representative. Any Partner may at any time, by written notice to the other Partners and to the Partnership, remove its representative or alternate representative(s) on the Management Committee and designate a new representative or alternate(s). The Management Committee representative of each Partner shall be authorized by such Partner to take any and all actions with respect to the Partnership and to act on such Partner's behalf with respect to the Partnership. The resignation or removal of a member of the Management Committee shall not invalidate any act of such member taken prior to the giving of written notice of his or her resignation or removal.

               (b) The representative of the Managing Partner on the Management Committee shall be the Chairman of the Management Committee.

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               (c) Meetings of the Management Committee shall be held at the principal offices of the Partnership, or such other places as may be agreed to by its members. The Chairman shall preside at all meetings of the Management Committee and shall schedule such meetings of the Management Committee as are necessary to resolve current items of business with advance written notice of at least two (2) Business Days (hereinafter defined), provided, however, that if any item to be resolved at the meeting requires Super Majority Approval or Extraordinary Approval, then the meeting shall be scheduled with at least five (5) Business Days' advance written notice. A "BUSINESS DAY" shall mean any day which is not a Saturday, a Sunday, or a holiday on which national banking associations in the State of Texas are closed. Any notice given under this Section shall include the agenda for the meeting. Any Partner may, with at least one Business Day's advance written notice add items to the agenda for the meeting, provided that such items do not require Super Majority or Extraordinary Approval. Unless agreed to otherwise by all of the members of the Management Committee, only matters on the agenda provided with the notice of the meeting (or timely noticed by a Partner) shall be considered at the meeting. Meetings may be held by conference telephone or similar communications equipment by means of which all persons participating in the meeting can clearly hear each other simultaneously. Any Partner may call a meeting of the Management Committee by notifying the Chairman of such request and including with such notice any agenda items to be acted upon at such meeting. The Chairman shall be responsible for maintaining and distributing to all Partners written minutes of all meetings. Notwithstanding the foregoing, the Management Committee shall meet at least once per calendar quarter on a date mutually agreed to by all Partners, or, absent such agreement, on the fifth Business Day of the first month of such calendar quarter.

               (d) Members of the Management Committee, and/or their designated alternates, may attend meetings and such member (or alternate, if the member is not available) may vote either in person, by telephone or other similar communications (confirmed in writing) or through duly authorized powers of attorney. With respect to each item of business, a quorum of the Management Committee shall consist of representatives of two or more Partners that are not Affiliates with more than fifty percent (50%) of the Ownership Interests (excluding any Partners whose voting rights have been suspended at such time or are excluded from voting pursuant to the express provisions hereof).


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               (e) Actions taken by representatives of the required sum of the percentage Ownership Interests of the Partners, as specified for particular actions herein, at a Management Committee meeting at which a quorum is present, and for which notice either is given, or is waived before or after such meeting by all Partners, shall authorize action by the Partnership. Each representative shall have a vote equal to the Ownership Interest percentage of the Partner he or she represents.

        3.3 ACTION REQUIRING MAJORITY APPROVAL. Subject to SECTION 3.19, the approval of two or more members of the Management Committee representing in excess of fifty percent (50%) of the Ownership Interests which are not excluded or suspended from voting under a specific provision of this Agreement, but provided that the approval of two Affiliated members shall not suffice without the approval of at least one additional non-Affiliated member ("MAJORITY APPROVAL") shall be necessary before any of the following actions can be taken on behalf of the Partnership:

               (a) Approving any Project Plan and budgets therefor, or revisions thereto, proposed by the Managing Partner for any AMI Project, where the total amount budgeted for such Project Plan, as such budget may be revised, does not exceed $5 million.

               (b) Selling, transferring, or leasing any of the assets of the Partnership, provided that the aggregate fair market value of such assets does not exceed $5 million. If such sale, transfer, or lease is to an Affiliate of a Partner, the vote of such Partner shall not be taken into account.

               (c) Exercising any of the other powers granted to the Management Committee under SECTION 3.1 or other provisions hereof which (1) are not specifically enumerated elsewhere herein as requiring less or more than a Majority Approval, (2) not delegated to the Managing Partner under
        SECTION 3.9 or (3) not delegated to the Finance Partner under SECTION 3.15.

               (d) Selecting a nationally recognized firm of independent certified public accountants to audit the books of account of the Partnership as provided by SECTION 8.2 and selecting outside attorneys to represent the Partnership (except as provided in SECTION 3.9).

               (e) Selecting from time to time the bank or banks in which the funds of the Partnership shall be deposited and held by the Finance Partner, and approving the investment of available funds.

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               (f) Approving contracts with vendors for goods or services involving more than $100,000 during the life of the contract or more than $20,000 during any one month.

               (g) Approving the initiation of litigation or settlement of disputes involving claims (1) of the Partnership against a third party which are in excess of $25,000 (including attorneys fees of the Partnership) or (2) of the Partnership against a Partner (provided that in the event of a proposed action against a Partner the proposed defendant Partner shall not be entitled to vote) and approving the employment of all attorneys representing the Partnership in such matters.

               (h) Determining the frequency, form and nature of reports required from contractors, the Managing Partner and the Finance Partner not otherwise specifically provided for herein.

               (i) Approving any applications for or the acceptance of any necessary regulatory approvals with the exception of such regulatory approval for which Super Majority Approval is required under SECTION 3.4(D).

               (j) Approving, consistent with ARTICLE 12, all tax policy matters regarding the Partnership, including, but not limited to, elections relating to state and federal income taxes, preparation and filing of Partnership returns and, subject to EXHIBIT D, the handling of and participation in tax audits conducted by any governmental entity.

               (k) Approving any contract or agreement with any Affiliate of a Partner; provided, however, the vote of the Partner whose Affiliates are the counter parties shall be excluded in determining the requisite approval.

               (l) Changing the amount of coverage under any insurance policy and determining the amount of coverage under SECTION 13.1(D).

        3.4 ACTION REQUIRING SUPER MAJORITY APPROVAL. Subject to SECTION 3.19, the approval of two or more members of the Management Committee representing seventy-five (75%) or more of the Ownership Interests which are not excluded or suspended from voting under a specific provision of this Agreement, but provided that the approval of two Affiliated members shall not suffice without the approval of at least one additional nonAffiliated member ("SUPER MAJORITY APPROVAL"), shall be necessary before any of the following actions can be taken on behalf of the Partnership:

               (a) Approving any Project Plan and budgets therefor, or revisions thereto proposed by the Managing Partner for any AMI Project, where the total amount budgeted for such Project Plan, as such budget may be revised, exceeds $5 million.

               (b) Except as provided in SECTION 3.5(D), selling, transferring, or leasing any of the assets of the Partnership with an aggregate fair market value in excess of $5 million. If such sale, transfer, or lease is to an Affiliate of a Partner, the vote of such Partner shall not be taken into account.

               (c) Approving any interim and permanent financing agreements that are non-recourse to the Partners and the Partnership and any amendments or restructuring thereof, and mortgaging or pledging any of the material assets of the Partnership in connection therewith.

               (d) Approving any applications to or filings with FERC or the acceptance of any regulatory orders pertaining to jurisdictionality of all or any portion of the Partnership's assets.

               (e) Approving an Operating Budget pursuant to ARTICLE 6.

               (f) Approving (1) the general form of gathering agreements for use by the Managing Partner in connection with the Gathering System, which shall be in substantially the form of EXHIBIT E hereto, which shall establish both terms of service (including credit requirements) and rates that are reasonable and not unduly discriminatory among producers shipping gas through the Gathering System, and which shall be set without regard to a Partner or a Partner's Affiliates' marketing or gas purchase activities; (2) a change in the Partnership's existing gas curtailment policy and amendments thereto; and (3) any proposals by the Managing Partner for deviations from such agreements beyond those allowed by SECTION 3.9(B).

               (g) Consenting to certain Dispositions as provided in SECTION 11.1, but with the Ownership Interest of the Selling Partner to be excluded from the vote.

               (h) Removing the Managing Partner and selecting a new Managing Partner pursuant to SECTION 3.8.

               (i) Removing the Finance Partner and selecting a new Finance Partner pursuant to SECTION 3.14.

        3.5 ACTION REQUIRING EXTRAORDINARY APPROVAL. Subject to SECTION 3.19, the approval of two or more members of the Management Committee representing eighty-five percent (85%) or more of the Ownership Interests which are not excluded or suspended from voting under a specific provision of this Agreement, but provided that the approval of two Affiliated members shall not suffice without the approval of at least one additional nonAffiliated member ("EXTRAORDINARY APPROVAL"), shall be necessary before any of the following actions can be taken on behalf of the Partnership:

               (a) Approving the undertaking by a Partner or an Affiliate of a Partner of a project outside of the Partnership that is prohibited by the terms of SECTION 4.8.

               (b) Admitting new partner(s), other than as a result of a Disposition.

               (c) A merger or consolidation of the Partnership with another entity.

               (d) A sale of all of the assets of the Partnership or a sale of a portion of the assets of the Partnership representing substantially all the market value of the assets of the Partnership.

        3.6 INDEMNIFICATION OF MANAGEMENT COMMITTEE MEMBERS. THE PARTNERSHIP SHALL DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE MEMBERS OF THE MANAGEMENT COMMITTEE, INCLUDING THE ALTERNATES, AND MEMBERS OF ANY COMMITTEE ESTABLISHED BY THE MANAGEMENT COMMITTEE, AGAINST ALL ACTIONS, CLAIMS, DEMANDS, COSTS AND LIABILITIES ARISING OUT OF THE ACTS (OR FAILURE TO ACT) OF ANY SUCH PERSONS IN GOOD FAITH WITHIN THE SCOPE OF THEIR AUTHORITY IN THE COURSE OF THE PARTNERSHIP'S BUSINESS, EVEN IF CAUSED BY THE SOLE, JOINT,CONTRIBUTORY AND/OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY AND/OR OTHER FAULT, OTHER THAN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OF SUCH MEMBERS OR ALTERNATES, AND SUCH PERSONS SHALL NOT BE LIABLE FOR ANY OBLIGATIONS, LIABILITIES OR COMMITMENTS INCURRED BY OR ON BEHALF OF THE PARTNERSHIP AS A RESULT OF ANY SUCH ACTS OR FAILURE TO ACT FOR WHICH THEY ARE INDEMNIFIED.

        3.7 MANAGING PARTNER. The day-to-day operations of the Partnership and the Gathering System shall be administered by a managing partner, which shall be a Partner (the "MANAGING PARTNER"). DIGC is designated as the initial Managing Partner.

        3.8 REMOVAL OR RESIGNATION OF THE MANAGING PARTNER. The Managing Partner may be discharged of its powers, duties and responsibilities as the Managing Partner and terminated as follows:

               (a) The Management Committee (without the participation of the member representing the Managing Partner or its Affiliates) may remove the Managing Partner if:

                      (1) the Managing Partner becomes insolvent or unable to
               pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

                      (2) a receiver is appointed for the Managing Partner or
               for substantially all of its property or affairs; or

                      (3) the Managing Partner commits a breach of a provision
               of this Agreement that if not cured is reasonably likely to result in a material economic loss to the Partnership and fails to cure the breach within ten (10) business days after written notice from the Partnership of the breach (or if such breach cannot reasonably be cured with such ten (10) day period, the Managing Partner fails to commence remedial action to cure such breach within such ten (10) day period or fails thereafter to continue diligent prosecution of such cure).

               If a petition for relief under the federal bankruptcy laws is filed by or against the Managing Partner, and if a federal bankruptcy court prevents the removal of the Managing Partner, the Management Committee (without the participation of the member representing the Managing Partner or its Affiliates) shall operate and manage the Gathering System until the Managing Partner has elected to reject or assume this Agreement under the Bankruptcy Code. An election by the Managing Partner as a debtor-in-possession or by a trustee in bankruptcy to reject this Agreement shall be deemed to be a resignation by the Managing Partner without any action by the Management Committee.

               The Managing Partner shall be deemed to have waived and does hereby waive any right to arbitrate, litigate, or otherwise contest removal pursuant to this SECTION 3.8(A) under SECTION 15.11 or otherwise, but shall not be deemed to have waived the right to arbitrate, litigate, or otherwise contest claims for wrongful or improper removal as a result of such removal.

               (b) The Managing Partner shall be deemed to have resigned if (1) the Ownership Interest of the Managing Partner and its Affiliates as redetermined pursuant to SECTION 1.2(A) is reduced by fifty percent (50%) or more (other than a reduction resulting from the occurrence of Payout) during the time period it is acting as the Managing Partner (in a single transaction or in a series of transactions), (2) if DIGC is the Managing Partner, DIGC sells any portion of its Ownership Interest to any non-Affiliate prior to the occurrence of the last Payout to occur,
        (3) a reduction of the Managing Partner's Ownership Interest pursuant to
        SECTION 5.6 occurs, (4) a Change of Control occurs with respect to the Managing Partner, (5) any of the events described in SECTION 10.3(A), 10.3(B), 10.3(C) OR 10.3(D) occur with respect to the Managing Partner, or (6) the Managing Partner withdraws from the Partnership. A "CHANGE OF CONTROL" shall mean (x) with respect to DIGC, either (1) the failure of any two of any of R. Keith Anderson, Douglas H. Kiesewetter or David Strassner to be actively involved as the management of and in the operation of the general partner of DIGC to substantially the same degree as they are presently involved, or (2) the current ownership interest of two or more of R. Keith Anderson, Douglas H. Kiesewetter or David Strassner in Offshore Energy Development Corporation, which is currently 16.39% of the issued and outstanding shares of common voting stock, shall be reduced by seventy-five percent (75%) or more ("DIGC CHANGE OF CONTROL") except that under no circumstance shall the death of two or more of Douglas H. Kiesewetter, R. Keith Anderson and David Strassner constitute a DIGC Change of Control, and (y) with respect to any other Partner a change of more than fifty percent (50%) (in a single transaction or series of transactions) in (i) the direct ownership of such Partner (other than a transfer to an Affiliate), or (ii) the ownership of an entity that directly or indirectly owns such Partner as its principal asset (other than a transfer to an Affiliate). Promptly after the occurrence of any of such events, the Management Committee (without the participation of the member representing the removed Managing Partner or its Affiliates) shall provide to the Managing Partner a written notice which shall state the name of the successor Managing Partner and the date on which the successor Managing Partner will assume the responsibilities of the Managing Partner under this Agreement. Such resignation shall become effective on the date that the successor Managing Partner assumes the duties of the Managing Partner.

               (c) DIGC may be removed as the Managing Partner without cause on the earlier of (1) the last Payout to occur or (2) February 28, 2003.

               (d) The Managing Partner, substantially contemporaneously with the submission to the Management Committee of any Operating Budget, may resign its duties as the Managing Partner by written notice to the Management Committee. The resignation shall not become effective until the successor Managing Partner assumes the duties and obligations of the Managing Partner, which the Partners shall cause to occur not later than one hundred twenty (120) days after the submission by the Managing Partner of its resignation.

               (e) In the event the Managing Partner is removed or resigns pursuant to this SECTION 3.8, the Managing Partner shall submit to the Management Committee a final accounting of its operations under this Agreement. At the request of the Management Committee, the departing Managing Partner shall take an inventory of all materials relating to the Gathering System. The departing Managing Partner shall deliver to the successor Managing Partner all records, reports and data that are in its possession as the Managing Partner. Upon the delivery of such records, reports and data, the departing Managing Partner shall be released and discharged from, and the successor Managing Partner shall assume, all duties and obligations of the Managing Partner under this Agreement; provided that any liability of the departing Managing Partner that accrued prior to the effective date of the change of the Managing Partner shall, notwithstanding the release or discharge of the departing Managing Partner, continue to remain a liability of the departing Managing Partner. The former Managing Partner may retain copies of all such records, reports and data as the former Managing Partner may require, which copies will be prepared at the expense of the former Managing Partner.

               (f) If the Managing Partner is removed or resigns pursuant to this SECTION 3.8, the Management Committee shall select a successor Managing Partner by Super Majority Approval. The vote of the member of the Management Committee representing the Partner that was removed as the Managing Partner shall be excluded if such member does not vote or such member only votes for such removed Managing Partner to succeed itself.

        3.9 DUTIES OF THE MANAGING PARTNER. All of the Managing Partner's duties shall be performed pursuant to an approved budget as provided in ARTICLE 6. The Managing Partner will actively manage and conduct the day-to-day business of the Partnership, devoting appropriate time and talents to such management so as to conduct the business of the Partnership in a good and businesslike manner and in accordance with good and prudent practice within the industry. In connection therewith, the Managing Partner shall provide supervisory, administrative and technical services to the Partnership and shall perform such services with the same degree of diligence and care that it would exercise if the Partnership were owned solely by the Managing Partner. Unless otherwise specified in this Agreement, or absent express contrary direction from the Management Committee, the Managing Partner shall have the responsibility and authority, without the prior or subsequent approval of the Management Committee, to take or cause to be taken the following actions for and on behalf of the Partnership:

               (a) Perform the day-to-day operations of the Partnership, including overseeing the operation and maintenance of the Gathering System and overseeing all construction activities.

               (b) Negotiate and execute gathering agreements with rates as approved by the Management Committee and in the form and under the terms of service substantially as approved by the Management Committee under
        SECTION 3.4(F) under which the Partnership will gather gas.

               (c) Obtain all permits, certificates and licenses necessary for the operation and maintenance of the Gathering System, and perform the administrative functions of the Partnership, including, without limitation, providing legal, accounting (in accordance with ARTICLE 8), engineering, planning, budgeting, reporting and other technical services, and maintain the records of the Partnership.

               (d) Perform or cause to be performed all necessary meter reading and chart calculations.

               (e) Protect and preserve the title and interests of the Partnership with respect to the Gathering System and other assets owned by the Partnership.

               (f) Enter into pipeline design and construction contracts and purchase pipe, equipment, rights-of-way and easements for any AMI Project pursuant to SECTION 4.5.

               (g) Negotiate, enter into and supervise the performance of contracts other than those contemplated in SECTIONS 3.9(B) and 3.9(F), and amendments thereto with third parties as may be necessary, appropriate or advisable in furtherance of the purposes of the Partnership business.

               (h) Attempt in good faith to obtain in any agreement, contract or other obligation of the Partnership, other than gathering agreements, provisions limiting the claims of all parties to such instruments to the assets of the Partnership and expressly waiving any such rights of such parties to proceed against the Partners individually.

               (i) Prepare and timely make such filings with any governmental authority as may be required to gather gas through the Gathering System.

               (j) Maintain the assets of the Partnership in good order and repair.

               (k) Prepare and furnish to governmental regulatory bodies all reports, statements and information that they may reasonably request or to which they are legally entitled concerning the Gathering System or the Partnership.

               (l) Execute documents requiring execution by the Partnership (both those requiring approval of the Management Committee and those not requiring approval).

               (m) Initiate, defend, negotiate and otherwise handle claims against the Partnership or a Partner, the Managing Partner, the Finance Partner or other person or entity to be indemnified by the Partnership or claims of the Partnership against third parties, where such claims (including attorneys' fees to be incurred by the Partnership) are less than $25,000 in value (including approving employment of all attorneys representing the Partnership in such matters).

               (n) In conjunction with the Finance Partner, prepare and issue invoices and monitor the status of payment of invoices for the Partnership and make cash calls on the Partners.

               (o) Perform all gas control activities necessary for gas to flow through the Gathering System in accordance with the gathering, interconnect and operational balancing agreements entered into or assumed by the Partnership.

               (p) In the event of, or reasonable anticipation of, any occurrence or condition which might (1) threaten life, property or the environment, (2) render the Gathering System incapable of continuous operation, (3) jeopardize the investment of the Partnership in the Gathering System, or (4) if required in order to comply with law or an order of a governmental authority with jurisdiction over the Gathering System, the Managing Partner shall take such steps and incur such expenses and costs as in its reasonable opinion are required to deal with such emergency or requirement without being subject to the monetary spending limits imposed on the Managing Partner herein. The Managing Partner shall report such an emergency or requirement to the Management Committee as promptly as possible.

               (q) Within sixty (60) days after the end of the calendar year, make available information necessary to prepare and file all partnership tax returns.

               (r) Prepare capital and operating budgets pursuant to ARTICLE 4 AND SECTION 6.1.

               (s) Perform such other acts reasonably necessary, appropriate or advisable to carry out the Managing Partner's duties under this Agreement to the extent that such acts are not matters to be voted on by the Management Committee as described in SECTIONS 3.3, 3.4 OR 3.5 or other provisions hereof or matters delegated to the Finance Partner.

        3.10 AUTHORIZATION. Subject to the express restrictions and limitations set forth in this Agreement, the Partnership authorizes the Managing Partner to perform any and every act and duty and to exercise any and every power of the Managing Partner as authorized by this Agreement, as follows:

               (a) To act in the name of and on behalf of the Partnership.

               (b) In the Partnership's name and on its behalf, to make, execute, acknowledge and deliver all contracts, assignments, and other agreements, instruments or documents as are contemplated in this Agreement.

               (c) Generally to take and perform any and all actions necessary, appropriate or convenient to fulfill the obligations and duties of the Managing Partner as authorized by this Agreement.

        3.11 INDEMNIFICATION OF THE MANAGING PARTNER. THE PARTNERSHIP SHALL DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE MANAGING PARTNER AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, WHEN ACTING AS OR FOR THE MANAGING PARTNER, AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION, WHETHER BASED ON TORT, BREACH OF CONTRACT OR ANY OTHER LEGAL THEORY

(TO THE EXTENT THAT SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARE NOT SATISFIED BY INSURANCE CARRIED PURSUANT TO THIS AGREEMENT), ON ACCOUNT OF TAXES, LIENS, DEBTS, PERSONAL INJURIES, DEATH OR DAMAGE TO PROPERTY AND ALL OTHER CLAIMS OR DEMANDS OF EVERY CHARACTER ARISING OUT OF, IN CONNECTION WITH, OR AS AN INCIDENT TO, ANY ACT OR OMISSION IN CONNECTION WITH THE MANAGING PARTNER'S PERFORMANCE OF ITS DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT AS THE MANAGING PARTNER, EVEN IF CAUSED BY THE SOLE, JOINT, CONTRIBUTORY AND/OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY AND/OR OTHER FAULT (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EXCEPT WHEN SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE AS A RESULT OF THE MANAGING PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE MANAGING PARTNER IS TO PERFORM THE SPECIFIED TASK) OF THE MANAGING PARTNER, ITS AFFILIATES, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

        3.12 THE MANAGING PARTNER'S LIABILITY. THE MANAGING PARTNER, ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES SHALL NOT BE LIABLE TO THE PARTNERSHIP OR ANY PARTNER FOR ANY LOSS OR DAMAGE SUFFERED BY THE PARTNERSHIP OR A PARTNER RESULTING FROM THE PERFORMANCE OF THE MANAGING PARTNER'S DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT, EXCEPT WHEN AND TO THE EXTENT THAT SUCH LOSS OR DAMAGE RESULTS FROM THE GROSS NEGLI GENCE OR WILLFUL MISCONDUCT OF THE MANAGING PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES; PROVIDED THAT, WHERE SUCH LOSS OR DAMAGE ARISES AS A RESULT OF THE MANAGING PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE MANAGING PARTNER IS TO PERFORM THE SPECIFIED TASK, IT SHALL BE DEEMED THAT SUCH LOSS OR DAMAGE WAS NOT THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE MANAGING PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

        3.13 THE FINANCE PARTNER. Certain of the financial matters of the Partnership and the Gathering System shall be administered by a Finance Partner, which shall be a Partner (the "FINANCE PARTNER"). MMBGC is designated as the initial Finance Partner.

        3.14 REMOVAL OR RESIGNATION OF THE FINANCE PARTNER. The Finance Partner may be discharged of its powers, duties and responsibilities as the Finance Partner and terminated as follows:

               (a) The Management Committee (without the participation of the member representing the Finance Partner or its Affiliates) may remove the Finance Partner if:

                      (1) the Finance Partner becomes insolvent or unable to pay its debts as they mature, makes an assignment for the benefit of creditors, commits an act of bankruptcy, or seeks relief under laws providing for the relief of debtors;

                      (2) a receiver is appointed for the Finance Partner or for substantially all of its property or affairs; or

                      (3) the Finance Partner commits a breach of a provision of this Agreement that if not cured is reasonably likely to result in a material economic loss to the Partnership and fails to cure the breach within ten (10) business days after written notice from the Partnership of the breach (or if such breach cannot reasonably be cured within such ten (10) day period, the Finance Partner fails to commence remedial action to cure such breach within such ten (10) day period or fails thereafter to continue diligent prosecution of such cure). If a petition for relief under the federal bankruptcy laws is filed by or against the Finance Partner, and if a federal bankruptcy court prevents the removal of the Finance Partner, the Management Committee (without the participation of the member representing the Finance Partner or its Affiliates) shall perform the duties of the Finance Partner until the Finance Partner has elected to reject or assume this Agreement under the Bankruptcy Code. An election by the Finance Partner as a debtor-in-possession or by a trustee in bankruptcy to reject this Agreement shall be deemed to be a resignation by the Finance Partner without any action by the Management Committee.

                      The Finance Partner shall be deemed to have waived and
               does hereby waive any right to arbitrate, litigate, or otherwise contest removal pursuant to this section under SECTION 15.11 or otherwise, but shall not be deemed to have waived the right to arbitrate, litigate or otherwise contest claims for wrongful or improper removal as a result of such removal.

               (b) The Finance Partner shall be deemed to have resigned if (1) the Ownership Interest of the Finance Partner and its Affiliates as redetermined pursuant to SECTION 1.2(A) is reduced by seventy-five percent (75%) or more

        (other than a reduction resulting from the occurrence of Payout) during the period it is acting as Finance Partner (in a single transaction or in a series of transactions), (2) a reduction of the Finance Partner's Ownership Interest pursuant to SECTION 5.6 occurs, (3) a Change of Control occurs with respect to the Finance Partner, (4) any of the events described in SECTION 10.3(A), 10.3(B), 10.3(C) OR 10.3(D) occur with respect to the Finance Partner, or (5) the Finance Partner withdraws from the Partnership. Promptly after the occurrence of any of such events, the Management Committee (without the participation of the member representing the removed Finance Partner or its Affiliates) shall provide to the Finance Partner a written notice which shall state the name of the successor Finance Partner and the date on which the successor Finance Partner will assume the responsibilities of the Finance Partner under this Agreement. Such resignation shall become effective on the date that the successor Finance Partner assumes the duties of the Finance Partner.

               (c) The Finance Partner may resign its duties as the Finance Partner at any time by written notice to the Management Committee. The resignation shall not become effective until the successor Finance Partner assumes the duties and obligations of the Finance Partner, which the Partners shall cause to occur not later than one hundred twenty
        (120) days after the submission by the Finance Partner of its resignation.

               (d) In the event the Finance Partner is removed or resigns pursuant to this SECTION 3.14, the Finance Partner shall submit to the Management Committee a final accounting of its operations under this Agreement. The departing Finance Partner shall deliver to the successor Finance Partner all records, reports and data that are in its possession as the Finance Partner. Upon the delivery of such records, reports and data, the departing Finance Partner shall be released and discharged from, and the successor Finance Partner shall assume, all duties and obligations of the Finance Partner under this Agreement; provided that any liability of the departing Finance Partner that accrued prior to the effective date of the change of the Finance Partner shall, notwithstanding the release or discharge of the departing Finance Partner, continue to remain a liability of the departing Finance Partner. The former Finance Partner may retain copies of all such records, reports and data as the former Finance Partner may require, which copies will be prepared at the expense of the former Finance Partner.

               (e) If the Finance Partner is removed or resigns pursuant to this
        SECTION 3.14, the Management Committee shall select a successor Finance

        Partner by Super Majority Approval. The vote of the member of the Management Committee representing the Partner that was removed as the Finance Partner shall be excluded if such member does not vote or such member only votes for such removed Finance Partner to succeed itself.

        3.15 DUTIES OF THE FINANCE PARTNER. The Finance Partner shall have the responsibility and authority, without the prior or subsequent approval of the Management Committee, to take or cause to be taken the following actions for and on behalf of the Partnership (and shall conduct such activities in a good and businesslike manner and in accordance with good and prudent practice within the industry):

               (a) Provide and maintain adequate insurance coverage for the account of the Partnership with a reliable insurance company(s) authorized to do business in the area of the Gathering System in accordance with the requirements of ARTICLE 13 or notify the Management Committee promptly of its inability to maintain such insurance coverage. The Finance Partner shall charge the Partnership for the actual cost of such insurance.

               (b) Maintain the bank accounts of the Partnership, make distributions to the Partners and pay invoices for expenses accrued by the Partnership.

               (c) Perform the functions of the Finance Partner as described in the Accounting Procedures.

               (d) Make distributions to the Partners.

               (e) Prepare and deliver to the Partners, on a quarterly basis, a report of such Partner's Payout status.

               (f) Prepare and deliver to the Partners, on a monthly basis, a statement of operations, partners' equity and cash flows and a balance sheet of the Partnership.

        3.16 INDEMNIFICATION OF THE FINANCE PARTNER. THE PARTNERSHIP AGREES TO DEFEND, INDEMNIFY, HOLD HARMLESS, RELEASE AND DISCHARGE THE FINANCE PARTNER AND ITS AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, WHEN ACTING AS OR FOR THE FINANCE PARTNER, AGAINST ANY AND ALL CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION, WHETHER BASED ON TORT, BREACH OF CONTRACT OR ANY OTHER LEGAL THEORY (TO THE EXTENT THAT SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES

OF ACTION ARE NOT SATISFIED BY INSURANCE CARRIED PURSUANT TO THIS AGREEMENT), ON ACCOUNT OF TAXES, LIENS, DEBTS, PERSONAL INJURIES, DEATH OR DAMAGE TO PROPERTY AND ALL OTHER CLAIMS OR DEMANDS OF EVERY CHARACTER ARISING OUT OF, IN CONNECTION WITH, OR AS AN INCIDENT TO, ANY ACT OR OMISSION IN CONNECTION WITH THE FINANCE PARTNER'S PERFORMANCE OF ITS DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT AS THE FINANCE PARTNER, EVEN IF CAUSED BY THE SOLE, JOINT, CONTRIBUTORY AND/OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY AND/OR OTHER FAULT (BUT NOT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, EXCEPT WHEN SUCH CLAIMS, LOSSES, LIABILITIES, DAMAGES AND CAUSES OF ACTION ARISE AS A RESULT OF THE FINANCE PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE FINANCE PARTNER OR SUCH AFFILIATES IS TO PERFORM THE SPECIFIED TASK) OF THE FINANCE PARTNER, ITS AFFILIATES, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

        3.17 THE FINANCE PARTNER'S LIABILITY. THE FINANCE PARTNER, ITS AFFILIATES AND THEIR OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES SHALL NOT BE LIABLE TO THE PARTNERSHIP OR ANY PARTNER FOR ANY LOSS OR DAMAGE SUFFERED BY THE PARTNERSHIP OR A PARTNER RESULTING FROM THE PERFORMANCE OF THE FINANCE PARTNER'S DUTIES AND RESPONSIBILITIES UNDER THIS AGREEMENT, EXCEPT WHEN AND TO THE EXTENT THAT SUCH LOSS OR DAMAGE RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE FINANCE PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES; PROVIDED THAT, WHERE SUCH LOSS OR DAMAGE ARISES AS A RESULT OF THE FINANCE PARTNER'S PERFORMANCE OR OMISSION IN ACCORDANCE WITH THE INSTRUCTIONS OF THE MANAGEMENT COMMITTEE GIVEN SPECIFICALLY WITH RESPECT TO THE PRECISE MANNER IN WHICH THE FINANCE PARTNER IS TO PERFORM THE SPECIFIED TASK, IT SHALL BE DEEMED THAT SUCH LOSS OR DAMAGE WAS NOT THE RESULT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE FINANCE PARTNER OR ITS AFFILIATES OR THEIR RESPECTIVE OFFICERS, DIRECTORS, AGENTS OR EMPLOYEES.

        3.18 EXCLUSION OR SUSPENSION OF VOTE. If a Partner is excluded or suspended from voting under this Agreement, the percentage of Ownership Interests required for the applicable approval shall exclude the Ownership Interest of such Partner.

        3.19 NO VETO RIGHTS. Provided that more than two Partners are eligible to vote upon an item, in any vote of the Management Committee under SECTIONS 3.4(A) OR 3.5(A), if the item under consideration in such vote does not achieve the requisite level of approval under SECTIONS 3.4(A) OR 3.5(A), as applicable, but received the approval of all but one of the Partners entitled to vote, then such item shall be deemed approved despite having failed to achieve the applicable required level of approval.

                                   ARTICLE 4.
                                  AMI PROJECTS

        4.1 FACILITIES TO BE CONSTRUCTED OR ACQUIRED. Prior to the execution of this Agreement, the DIGS was extended by construction of a twelve inch (12") line from Viosca Knoll Block 31 to Viosca Knoll Block 121 and from Viosca Knoll Block 80 to Viosca Knoll Block 124 (the "VK 121 AND VK 124 EXTENSION"). In addition, the Partnership shall construct an extension of the DIGS through a twenty-four inch (24") line approximately sixty-five (65) miles long from Alabama State Tract 73 to Main Pass Block 261 (the "PHASE I EXTENSION"). Further, the Partnership shall install compression facilities at the platform located in Main Pass Block 225 (the "MAIN PASS PRODUCTION - RELATED COMPRESSION FACILITIES"). From time to time hereafter, the Partnership may agree to construct or acquire such additional facilities as may be approved by the Management Committee pursuant to SECTIONS 3.3, 3.4 OR 3.5.

        4.2 PROJECT PLANS. The Managing Partner shall prepare for approval by the Management Committee a written description of the routing and location of facilities and the specifications for the design, engineering, materials and equipment to be used in the construction of subsequent facilities to be constructed by the Partnership, as well as the estimated costs, estimated construction schedule and date of completion of the facilities ("PROJECT PLAN"). The Partners approve the Project Plans for the Main Pass Production Related Compression Facilities and for the Phase I Extension attached as EXHIBITS I AND H hereto.

        4.3 CONSTRUCTION/ACQUISITION BUDGETS AND APPROVALS. The Partners hereby approve the budgets for the construction of the VK 121 and 124 Extension, the Phase I Extension and the Main Pass Production - Related Compression Facilities as proposed in the Project Plans attached for such projects in EXHIBITS G, H AND I.

        The Managing Partner shall be authorized to incur costs in connection with the VK 121 and 124 Extension, the Phase I Extension and the Main Pass Production - Related Compression Facilities to the extent provided in the approved construction budgets for such projects. The provisions of SECTIONS 4.3(D), 4.4, 4.5, 4.6 AND 4.7 shall apply to the construction of the VK 121 and 124 Extension, the Phase I Extension and the Main Pass Production - Related Compression Facilities. With respect to the construction of any additional facilities the following procedures shall apply:

               (a) If any additional Project Plans or acquisitions are approved by the Management Committee, the Managing Partner shall submit to the Management Committee for its approval a budget ("CONSTRUCTION BUDGET" or, in the case of an acquisition, "ACQUISITION BUDGET") stating the estimated costs that the Managing Partner expects to incur in connection with the construction or acquisition. A Construction Budget shall be submitted at least sixty (60) days prior to commencement of construction. An Acquisition Budget shall be submitted at least sixty
        (60) days prior to the date an offer for such acquisition is to be made (or such shorter period of time available to the Partnership, if an offer is required in less than sixty (60) days).

               (b) A Construction Budget shall set forth the estimated costs and expenditures by quarterly periods, shall itemize the costs estimated in the budgets by such individual line items, and shall include such supporting documentation and data as reasonably requested by the Management Committee. An Acquisition Budget shall set forth the acquisition costs and related transaction costs, and shall include such supporting documentation and data as reasonably required by the Management Committee.

               (c) Unless otherwise authorized by the Management Committee, construction costs or acquisition costs shall not be incurred for the construction or acquisition of any additional facilities until a Construction Budget or Acquisition Budget, as applicable, has been approved by the Management Committee.

               (d) During the progress of any construction, the Managing Partner shall provide monthly reports to the Management Committee as to such progress, and, during the progress of any construction or acquisition, the Managing Partner shall notify the Management Committee promptly of unsatisfactory progress or of any occurrence that may cause a substantially higher cost than was estimated and approved in the applicable budget. If it appears that (1) the cost of any budgeted item will exceed the budgeted amount of such item by the greater of 15 percent of the budgeted amount for that item or $50,000, or (2) an item not contemplated by the applicable budget has an estimated cost in excess of $50,000, or (3) any aggregate of items not contemplated by the applicable budget have estimated costs in excess of $100,000, then any such excess budgeted cost or unbudgeted cost shall not be incurred without the prior approval of the Management Committee. This approval may be oral in order to expedite action, but shall be followed immediately by written approval.

        4.4 COSTS AND PAYMENT. The Managing Partner shall keep a full and accurate account of all costs and expenses incurred in connection with the planning, design, construction, testing and placing in service of Partnership facilities in accordance with the Accounting Procedures. The Partnership shall provide funds for all such costs and expenses of any additional facilities in accordance with ARTICLE 5 of this Agreement.

        4.5 CONSTRUCTION. The Managing Partner shall direct all activities necessary to design, construct, test and place in service any additional facilities authorized by the Management Committee, all of which shall meet the minimum federal safety standards established by the U.S. Department of Transportation for pipeline facilities. All equipment and materials and third-party contractors, as required, shall be obtained based on competitive bids. Unless otherwise specifically authorized in writing by the Management Committee, the Managing Partner shall require (a) a performance bond payable to the Partnership from the contractor who actually constructs Partnership facilities, and (b) a payment bond, each in an amount equal to the contractor's bid for performance of the construction.

        4.6 PERMITS. The Managing Partner shall acquire, or cause to be acquired, in the name of the Partnership, or for or on its behalf, all permits, certificates, rights-of-way and state, county and/or federal approvals and authorizations as may be necessary for the Partnership to construct, own and operate any approved facilities constructed by the Partnership. Any permits, certificates, rights of-way, approvals and authorizations acquired by the Managing Partner in its own name pursuant to this section shall be immediately assigned to the Partnership.

        4.7 INSPECTION AND TESTING. During construction of any Partnership facilities each Partner shall have the right of access to the construction site(s) and the right to inspect all phases of the construction work and all records pertaining thereto at all such times and locations as do not interfere with such construction. The Managing Partner shall advise each Partner in writing when installation of all or any portion of the Partnership facilities has been completed and the date, time and place of any testing of such Partnership facilities or any portion thereof. Each Partner shall have the option to be present and witness any and all such testing. Upon completion of the installation and testing of the Partnership facilities, the Managing Partner shall provide the Partners with "as built" drawings and data relating to engineering calculations, specifications, materials and equipment installation and testing of the Partnership facilities, and an itemized inventory and documentation of the Partnership facilities.

        4.8    CONSTRUCTION AND ACQUISITION OF FACILITIES IN THE AMI.

               (a)    The following terms are defined as follows:

                      "AMI" shall mean the area contained within the outline on
               the map attached hereto as EXHIBIT B-1.

                      "E&P AFFILIATE" means an Affiliate of any Partner engaged
               principally in the business of exploring for and producing oil, gas, and other hydrocarbons and any wholly-owned subsidiary of any such Affiliate engaged in the same business.

                      "PERMITTED GATHERING SYSTEMS" means any gathering or
               transportation system that, at the time it is acquired or placed in service, gathers or transports, over any distance and through any diameter of pipe, gas and/or other hydrocarbons owned by an E&P Affiliate and other producers, if any, jointly developing the field where such gas and/or other hydrocarbons are produced (the "PRODUCTION POINT") from (x) the Production Point to a downstream central collection point (offshore or onshore) at which separation, measurement, dehydration, treating, or compression operations occur (the "CDP") or from (y) the Production Point or the CDP for a Production Point to any surface or subsea interconnection points (offshore or onshore) with any gathering system, transportation system or other carrier.

               (b) Except as otherwise provided in SECTION 4.9, none of the Partners shall (and each Partner shall cause each of its Affiliates and their respective officers not to) participate, whether directly or indirectly (other than through the Partnership or as a minority shareholder in a publicly traded entity), in the ownership or operation of (1) any gathering or transportation system that would gather or transport primarily gas produced from any blocks within the AMI or (2) any gathering or transportation system originating outside the AMI that will interconnect with the Gathering System, unless the Management Committee approves of a Partner or an Affiliate thereof undertaking the project outside of the Partnership. The prohibition in the foregoing sentence shall not apply to (a) pipelines regulated pursuant to the Natural Gas Act of 1938, as amended, or (b) Permitted Gathering Systems. As to Coastal, the prohibitions set forth in this Section shall not apply within Main Pass Blocks 186, 187, 188, 197, 198, 199, 200, 211,
        212, and 213.

        4.9    SOLE-RISK AMI PROJECTS.

               (a)    DEFINITIONS:

                      (1) "AMI PROJECT" means the ownership or operation of any
               system that would gather or transport primarily gas produced from any blocks within the AMI, other than projects or facilities to which the prohibitions in SECTION 4.8 do not apply.

                      (2) "EXTENSION PROJECT" means an AMI Project that would
               connect to the Gathering System (other than loops, compressor facilities, or other construction designed to increase the capacity of the Gathering System as it then exists, which projects shall not proceed on a sole-risk basis).

                      (3) "NEW SYSTEM PROJECT" means an AMI Project other than
               an Extension Project, loop, compressor facility, or any other construction designed to increase the capacity of the Gathering System as it then exists.

                      (4) "NON-CONTRIBUTING PARTNER" means with respect to a
               Sole-Risk AMI Project, any Partner that is not a Sole-Risk
               Partner.

                      (5) "SOLE-RISK AMI PROJECT" means an AMI Project conducted on a sole-risk basis by Sole-Risk Partners in accordance with the terms and conditions of this SECTION 4.9.

                      (6) "SOLE-RISK NEW SYSTEM PROJECT" means a Sole-Risk AMI
               Project which is a New System Project.

                      (7) "SOLE-RISK EXTENSION PROJECT" means a Sole-Risk AMI
               Project which is an Extension Project.

                      (8) "SOLE-RISK PARTNER" means with respect to a Sole-Risk
               AMI Project, a Partner participating in such project at such Partner's sole cost, risk and expense.

               (b) MORATORIUM ON SOLE-RISK AMI PROJECTS. Each of the Partners agrees that, for a period of one year following the Effective Date, no AMI Project shall be undertaken as a Sole-Risk AMI Project.

               (c) PROPOSAL OF SOLE-RISK AMI PROJECT. Subject to SECTION 4.9(B), in the event that the Management Committee fails to approve an AMI Project on behalf of the Partnership, any Partner which voted in favor of undertaking such AMI Project (a "PROPOSING PARTNER") may propose to undertake such project as a Sole-Risk AMI Project in accordance with the provisions of this SECTION 4.9 by providing written notice to the Management Committee within thirty (30) days after the date that the Management Committee declines to approve such proposal (or, if a quorum of the Management Committee is not attained on the date that the Management Committee is scheduled to meet to consider such proposal, within thirty (30) days after the date that such meeting was scheduled). Written notice to be provided pursuant to SECTION 4.9(C) shall include copies of all correspondence, maps, studies, documents, and other relevant information in the Proposing Partner's possession relating to such Sole-Risk AMI Project. The notice shall include an estimate by the Proposing Partner of the total costs to participate in the Sole- Risk AMI Project.

               Each Partner other than a Partner who voted not to approve such AMI Project shall then have thirty (30) days after receipt of such notice to elect by notice to the Proposing Partner whether such Partner desires to participate along with the Proposing Partner in the Sole-Risk AMI Project. If the Proposing Partner does not receive actual written notice of any Partner's election to participate in the Sole-Risk AMI Project within such thirty (30) day period, such failure shall constitute an election by such Partner (whose notice was not timely received) not to participate in the Sole-Risk AMI Project. If the Proposing Partner receives written notice from any Partner of its election to participate in the Sole-Risk AMI Project within the thirty
        (30) day period, that Partner shall then be entitled to participate in the Sole-Risk AMI Project in the proportion that its Ownership Interest bears to the aggregate Ownership Interests of the Proposing Partner and all other Partners who elected to participate in the Sole-Risk AMI Project. No Sole-Risk AMI Project shall be conducted that would potentially result in the then-existing facilities of the Partnership becoming subject to the jurisdiction of the Federal Energy Regulatory Commission or any successor regulatory agency under the Natural Gas Act of 1938, as amended.

               (d) SOLE-RISK NEW SYSTEM PROJECTS. If the Sole Risk Partners for any New System Project have complied with the other terms of this
        SECTION 4.9, such Sole-Risk Partners or their Affiliates shall have the right to undertake a Sole-Risk New System Project, subject to the Partnership option described in this SECTION 4.9(D).

               At such time as the Sole-Risk Partners' allocable share of distributable cash or, if not a partnership, its equivalent, attributable to the Sole-Risk New System Project equals two hundred percent (200%) of the aggregate costs and expenses of the Sole-Risk New System Project incurred by the Sole-Risk Partners ("SOLE-RISK NEW SYSTEM PROJECT PAYOUT"), the Sole-Risk Partners shall promptly notify the Managing Partner, and the Managing Partner shall notify all of the Non-Contributing Partners that Sole-Risk New System Project Payout has occurred. The Partnership, with the approval of 75% of the Ownership Interests of the Non-Contributing Partners, shall have an option to acquire the interests of the Sole Risk Partners in the Sole-Risk New System Project at a price of one dollar ($1.00), effective as of the date of Sole-Risk New System Project Payout. The option described above shall expire sixty (60) days following notification to the Managing Partner by the Sole-Risk Partners that Sole-Risk New System Project Payout has occurred. During such sixty (60) day option period, the Sole-Risk Partners shall grant the right of inspection of the books and facilities of the Sole-Risk New System Project to the NonContributing Partners, or shall cooperate fully in requesting such rights on behalf of the Non-Contributing Partners to the extent that the Sole-Risk Partners do not have the authority to grant such rights.

               The Sole-Risk Partners' books and records with respect to the Sole- Risk New System Project shall be maintained in accordance with industry standards, and such books and records shall be subject to review and audit by the Partnership and any Non-Contributing Partner.

               (e) SOLE-RISK EXTENSION PROJECTS. If the Sole-Risk Partners for any Extension Project have complied with the other terms of this SECTION 4.9, such Sole-Risk Partners shall have the right to undertake a Sole-Risk Extension Project which shall be operated by the Managing Partner, subject to the following terms and conditions:

                      (1) The Managing Partner shall convene a meeting of the
               Management Committee within fifteen (15) days after the proposal to undertake a Sole-Risk Extension Project to determine (i) an equitable method to allocate revenues, costs and expenses of the Partnership that are attributable to the Sole-Risk Extension Project, (ii) terms of gathering services offered through the sole-risk facilities (other than rates that are incremental and in addition to the rates charged for gathering on the then existing Gathering System), and access to the then existing Gathering System, which shall be substantially the same as terms offered to other producers who are shippers, and (iii) an appropriate reserve for the abandonment of the sole-risk facilities at the end of its useful life and the amount and timing of deposits into the reserve (the "SOLE-RISK ISSUES"). If the Management Committee is unable to agree on any of the Sole-Risk Issues within thirty (30) days after the date that the proposal to undertake the Sole-Risk Extension Project is received by the Management Committee (the expiration of such thirty (30) day period ending upon the date by which Partners must elect to become Sole-Risk Partners as to such project) either any Sole-Risk Partner or any Non-Contributing Partner may elect to refer the unresolved issues to mediation pursuant to SECTION 4.9(E)(2). If not resolved by the Management Committee and no Partner elects to initiate mediation, the Sole-Risk Extension Project shall not be undertaken. The Sole-Risk Partners may determine without the input of the Management Committee the rates for gathering services offered through the sole-risk facilities that are incremental and in addition to the rates charged for gathering on the then existing Gathering System; provided that such rates are commercially reasonable and do not discriminate in favor of any Partner's Affiliate.

                      (2) Within five (5) days after any Partner elects to refer unresolved Sole-Risk Issues to mediation, the Sole-Risk Partners shall deliver to the Non-Contributing Partners a list of five individuals of appropriate background and experience acceptable to the Sole-Risk Partners to serve as the mediator. In the event that the NonContributing Partners do not approve of any of the individuals selected by the Sole-Risk Partners within ten (10) days after the date that the Sole-Risk Partners deliver to the Non-Contributing Partners its list of proposed individuals, then either the Non-Contributing Partners or the Sole-Risk Partners may request the Chief Judge of the United States District Court in the Southern District of Texas to appoint a mediator of appropriate background and experience. The Chairman of the Management Committee shall engage the mediator selected by the Partners or appointed by the Chief Judge within ten (10) days after the mediator is selected or appointed and shall notify the Partners of the date of engagement. Both the Non-Contributing Partners and the Sole-Risk Partners shall submit to the mediator within thirty (30) days after the date that the mediator has been engaged such information as it desires and shall cooperate with the mediator in promptly providing such additional information as the mediator deems appropriate. The mediator shall be requested to deliver his decision on the Sole-Risk Issues submitted to him by the Partners within sixty (60) days after the date that the mediator has been engaged. The decision of the mediator shall be final and binding on the Partners and the Partnership. The mediator may engage accountants, engineers and other consultants as the mediator deems appropriate. The fees and expenses of the mediator, including the cost of the consultants engaged by the mediator, shall be (i) shared by the Sole-Risk Partners and the Non-Contributing Partners according to their Ownership Interests if the Sole-Risk Partners confirm their election to proceed with the Sole-Risk AMI Project pursuant to SECTION 4.9(E)(3) below or
               (ii) borne by the Sole-Risk Partners if they do not confirm their election to proceed with the Sole-Risk AMI Project pursuant to
               SECTION 4.9(E)(3) below.

                      (3) Within ten (10) days after the determination by the
               Management Committee or the mediator of the Sole-Risk Issues, each Sole-Risk Partner shall be entitled to confirm its election to undertake the Sole-Risk Extension Project under the allocation method selected by either the Management Committee or the mediator. If none of the Sole-Risk Partners timely confirms its election, the Sole-Risk Extension Project shall not be undertaken. If any Sole-Risk Partner timely confirms its election, the Sole-Risk Extension Project shall be undertaken as hereinafter provided and any Sole-Risk Partner who did not timely confirm its election shall become a Non-Contributing Partner.

                      (4) Any sole-risk facilities which are attributable to a
               Sole- Risk Extension Project shall be part of the Gathering System and shall be managed by the Managing Partner and the Finance Partner.

                      (5) If a Sole-Risk Extension Project is undertaken, then
               all Management Committee decisions with respect to such Sole-Risk Extension Project (other than pursuant to SECTIONS 4.9(E)(1), 4.9(E)(3) AND 4.9(E)(4)) shall be made without regard to the votes of the representatives of the Non-Contributing Partners and the Managing Partner shall perform its obligations with respect to the Sole-Risk Extension Project and related facilities as if it were undertaken with the approval of the Management Committee.

                      (6) Each Sole-Risk Partner on a proportionate basis (based on the proportion that the Ownership Interest of each Sole-Risk Partner bears to the aggregate Ownership Interests of all Sole-Risk Partners) shall (A) pay all of the additional capital contributions requested by the Managing Partner for the Sole-Risk Extension Project (to cover construction costs and all other costs and expenses in excess of the revenue attributable to the sole-risk facilities); (B) receive distributions of all distributable cash attributable to the sole-risk facilities except for the amounts set forth in SECTION 4.9(F); (C) be allocated all items of income, gain, loss, deduction and credit attributable to the Sole-Risk Extension Project and any extensions therefrom, except for the amounts set forth in SECTION 4.9(F); and (D) be allocated all construction, operating, maintenance, and general and administrative costs and expenses attributable to the Sole-Risk Extension Project (including the funding of any abandonment reserve account), until the Sole-Risk Partners' allocable share of distributable cash from the Partnership attributable to the Sole-Risk Extension Project equal to two hundred percent (200%) of the aggregate capital contributions to the Partnership made by the Sole-Risk Partners with respect to the Sole- Risk Extension Project ("SOLE-RISK EXTENSION PROJECT PAYOUT").

                      The occurrence of Sole-Risk Extension Project Payout shall not entitle any Non-Contributing Partner to any of the then-existing Capital Account balances of a Sole-Risk Partner relating to the Sole-Risk Extension Project.

                      (7) Upon the occurrence of Sole-Risk Extension Project
               Payout, the special allocations attributable to such Sole-Risk Extension Project shall automatically expire without further action by the Management Committee.

               (f) For all gas originating in the OCS Destin Dome Area and flowing through DIGS as configured on the date hereof, the Partnership shall be entitled to the first five cents (5(cent)) per MMBtu of any fees or other payments for gathering services or other services relating to use of Sole-Risk Extension Project, and each agreement relating to use of the Sole-Risk Extension Project shall provide for a fee of at least five cents (5(cent)) per MMBtu.

               (g) With respect to a Sole-Risk Extension Project, all contracts for the purchase of goods, materials, supplies and services utilized in connection with the construction of any facilities related to such Sole-Risk Extension Project must contain a provision that the third-party will have no recourse against the Partnership, the Non-Contributing Partners and the Managing Partner (unless the Managing Partner is a Sole-Risk Partner) and that the Partnership, the Non-Contributing Partners and the Managing Partner (unless the Managing Partner is a Sole-Risk Partner) shall have no obligations under the contracts. The Sole-Risk Partners shall indemnify, defend and hold harmless the Partnership, the Non-Contributing Partners and the Managing Partner (unless the Managing Partner is a Sole-Risk Partner or is otherwise liable under SECTION 3.12) from all claims, demands, losses and causes of action attributable to the Sole-Risk Extension Project.

               (h) All Sole-Risk Extension Projects shall be conducted in accordance with the quality requirements and specifications of this
        ARTICLE 4 and the applicable gas quality requirements and engineering specifications of the Gathering System.

               (i) The Finance Partner shall provide to the Partners by the close of each calendar quarter a statement showing the status of each Sole-Risk Extension Project Payout as of the end of the previous month.

               (j) Any extension of a Sole-Risk AMI Project shall be considered to be a part of such project for purposes of voting thereon and allocations of costs and revenues attributable thereto.

        4.10 NON-CONSENT. If the Partnership has approved an AMI Project for which the initial budget exceeds $5 million, any Partner which voted against the approval of such project shall be entitled, within fifteen (15) days after such approval, to give the Partnership written notice that such Partner elects to become, with respect to such project, a nonconsenting partner ("NON-CONSENTING PARTNER"). With respect to a project as to which there exists one or more Non-Consenting Partners (a "NON-CONSENT PROJECT"), the following shall apply:

               (a) The Managing Partner shall convene a meeting of the Management Committee within fifteen (15) days after receipt of notice that a Partner elects to become a Non-Consenting Partner to determine an equitable method to allocate revenues, costs and expenses of the Partnership that are attributable to the Non-Consent Project (the "NON-CONSENT ISSUES"). If the Partners are unable to agree on any of the Non-Consent Issues within thirty (30) days after the date that the election to become a Non-Consenting Partner is received by the Management Committee, either any Non-Consent

        Partner or any Consenting Partner may elect to refer the unresolved issues to mediation pursuant to SECTION 4.10(B). If not resolved by the Management Committee and no Partner elects to initiate mediation, the Non-Consenting Partners shall be deemed to have become Consenting Partners. The Consenting Partners may determine without the input of the Non-Consenting Partners the rates for gathering services offered through the Non-Consent Facilities that are incremental and in addition to the rates charged for gathering on the then existing Gathering System.

               (b) Within five (5) days after any Partner elects to refer unresolved Non-Consent Issues to mediation, the Non-Consenting Partners shall deliver to the Consenting Partners a list of five individuals of appropriate background and experience acceptable to the Non-Consenting Partners to serve as the mediator. In the event that the Consenting Partners do not approve of any of the individuals selected by the Non-Consenting Partners within ten (10) days after the date that the Non-Consenting Partners deliver to the Consenting Partners its list of proposed individuals, then either the Consenting Partners or the Non-Consenting Partners may request the Chief Judge of the United States District Court in the Southern District of Texas to appoint a mediator of appropriate background and experience. The Chairman of the Management Committee shall engage the mediator selected by the Partners or appointed by the Chief Judge within ten (10) days after the mediator is selected or appointed and shall notify the Partners of the date of engagement. Both the Consenting Partners and the Non-Consenting Partners shall submit to the mediator within thirty (30) days after the date that the mediator has been engaged such information as it desires and shall cooperate with the mediator in promptly providing such additional information as the mediator deems appropriate. The mediator shall be requested to deliver his decision on the Non-Consent Issues submitted to him by the Partners within sixty (60) days after the date that the mediator has been engaged. The decision of the mediator shall be final and binding on the Partners and the Partnership. The mediator may engage accountants, engineers and other consultants as the mediator deems appropriate. The fees and expenses of the mediator, including the cost of the consultants engaged by the mediator, shall be (i) shared by the Non-Consenting Partners and the Consenting Partners according to their Ownership Interests if the Non-Consenting Partners confirm their election to proceed as Non-Consenting Partners or (ii) borne by the NonConsenting Partners if they do not confirm their election to proceed as NonConsenting Partners as described below.

               (c) Within ten (10) days after the determination by the Management Committee or the mediator of the Non-Consent Issues, each Non-Consenting Partner shall be entitled to confirm its election to proceed as a NonConsenting Partner under the allocation method selected by either the Management Committee or the mediator. If none of the Non-Consenting Partners timely confirms its election, the Non-Consent Project shall no longer be governed under the terms of this section, but shall proceed under the terms of this Agreement as if no Partner had elected to become a NonConsenting Partner. If any Non-Consenting Partner timely confirms its election, the Non-Consent Project shall be undertaken as hereinafter provided and any Non-Consenting Partner who did not timely confirm its election shall become a Consenting Partner.

               (d) Any facilities which are attributable to a Non-Consent Project shall be part of the Gathering System and shall be managed by the Managing Partner and the Finance Partner.

               (e) If a Non-Consent Project is undertaken, then all Management Committee decisions with respect to such Non-Consent Project (other than pursuant to SECTIONS 4.10(A), AND 4.10(C) shall be made without regard to the votes of the representatives of the Non-Consenting Partners.

               (f) Each Partner, which is not a Non-Consenting Partner (a "CONSENTING PARTNER") on a proportionate basis (based on the proportion that the Ownership Interest of each Consenting Partner bears to the aggregate Ownership Interests of all Consenting Partners) shall (1) pay all of the additional capital contributions requested by the Managing Partner for the Non-Consent Project (to cover construction costs and all other costs and expenses in excess of the revenue attributable to any facilities that are the subject of the Non-Consent Project (as to any Non-Consent Project, a "NON- CONSENT FACILITY"); (2) receive distributions of all distributable proceeds attributable to the Non-Consent Project; (3) be allocated all items of income, gain, loss, deduction and credit attributable to the Non-Consent Project and any extensions therefrom; and (4) be allocated all construction, operating, maintenance, and general and administrative costs and expenses attributable to the Non-Consent Project (including the funding of any abandonment reserve account), until the Consenting Partners have received cash distributions from the Partnership attributable to the Non-Consent Project equal to two hundred percent (200%) of the aggregate capital contributions to the Partnership made by the Consenting Partners with respect to the Non- Consent Project ("NON-CONSENT PROJECT PAYOUT").

               (g) Upon the occurrence of Non-Consent Project Payout, the special allocations set forth above shall automatically expire without further action by the Management Committee. The occurrence of Non-Consent Project Payout shall not entitle any Non-Consenting Partner to any of the then-existing Capital Account balances of a Consenting Partner with respect to which Non- Consent Project Payout has occurred.

               (h) The Consenting Partners of any Non-Consent Project shall indemnify, defend and hold harmless the Non-Consenting Partners from all claims, demands, losses and causes of action attributable to the Non-Consent Project until such Non-Consent Project Payout has occurred as to such project.

                                   ARTICLE 5.
                         CAPITAL CONTRIBUTIONS/FINANCING

        5.1 CAPITAL CONTRIBUTIONS BY DIGC. DIGC has contributed as of February 28, 1996, $244,197, which was used, in part, as follows:

               (a) $11,000 to pay DIGC's one percent (1%) share of the amount payable to Tenneco Gas Gathering Company in connection with the Agreement to Assign Permit dated February 10, 1996, among Tenneco Gas Gathering Company, Pipeline & Processing Group, Inc. and the Partnership,

               (b) $41,678 to pay outstanding accounts payable,

               (c) $185,019 to pay one percent (1%) of the amount payable to Swiss Bank under the Credit Agreement dated June 15, 1993, as amended, and

               (d) $6,500 to pay DIGC's one percent (1%) share of the amount payable to Preston A. Price, acting for himself and as attorney in fact in connection with the Assignment of Interests dated February 28, 1996, among Preston A. Price, et al. and the Partnership.

               DIGC has not made any additional capital contributions since February 28, 1996.

        5.2 CAPITAL CONTRIBUTIONS BY MMBGC. MMBGC has contributed as of February 28, 1996, $78,497,316, which was used, in part, as follows:

               (a) $1,089,000 to pay MMBGC's ninety-nine percent (99%) share of the amount payable to Tenneco Gas Gathering Company in connection with the Agreement to Assign Permit dated February 28, 1996, among Tenneco Gas Gathering Company, Pipeline & Processing Group, Inc. and the Partnership,

               (b) $4,126,085 to pay outstanding accounts payable,

               (c) $18,316,881 to pay ninety-nine percent (99%) of the amount payable to Swiss Bank under the Credit Agreement dated June 15, 1993, as amended, and

               (d) $643,500 to pay MMBGC's ninety-nine percent (99%) share of the amount payable to Preston A. Price, acting for himself and as attorney in fact in connection with the Assignment of Interests dated February 28, 1996, among Preston A. Price, et al. and the Partnership.

               MMBGC has not made any additional capital contributions since February 28, 1996. On June 30, 1996, PDI acquired a thirty-five percent (35%) Ownership Interest and on July 1, 1996, PDI acquired five percent (5%) Ownership Interest from MMBGC.

        5.3 CENTANA, CNG AND COASTAL CONTRIBUTIONS. As of the Effective Date, Centana, CNG and Coastal shall each be deemed to have contributed to the Partnership $18,333,333, being 1/3 of the agreed contributed value of the Main Pass Assets.

        5.4 CAPITAL CONTRIBUTIONS FOR VK 121 AND VK 124 EXTENSION AND PHASE I EXTENSION. Each Partner shall make a capital contribution to the Partnership for the VK 121 and VK 124 Extensions, the Phase I Extension and the Main Pass Production - Related Compression Facilities in the amounts and, at the time required, by the Contribution Agreement, or SECTION 4.3.

        5.5 OTHER CONTRIBUTIONS. In order to meet the cash requirements of the Partnership in excess of the contributions made pursuant to SECTIONS 5.1, 5.2 AND 5.3, the Managing Partner with approval of the Management Committee may make cash calls monthly or at less frequent intervals on the Partners for required capital contributions by each of the Partners proportionate to its Ownership Interest. Each cash call made pursuant to this SECTION 5.5 shall be in writing and shall contain the following information:

               (a) The total amount of contributions requested from all Partners.

               (b) The amount of contribution required from each Partner, including the amount required from the Partner to whom the request is addressed.

               (c) The purpose for which the funds are to be applied in reasonable detail.

               (d) The date on which payments of the contributions shall be made by each Partner, which shall be not less than ten (10) days and not more than thirty (30) days after the date on which the cash call is received by each Partner.

        5.6    FAILURE TO MAKE CONTRIBUTIONS.

               (a) If a Partner shall default in any of its obligations under SECTIONS 5.4 OR 5.5 to make contributions to the Partnership in accordance with the terms of any call for such contributions, the Managing Partner shall immediately notify each of the Partners (a "DEFAULT NOTICE"). If the contribution has not been made by the defaulting Partner within two (2) business days after the receipt of the Default Notice, the Managing Partner shall again notify each of the Partners. Within five (5) business days after the receipt of the Default Notice, if the default has not been cured by the payment of the contribution and interest thereon (calculated as hereinafter provided) (the "DEFAULT AMOUNT"), each of the non-defaulting Partners may, in its sole discretion, pay to the Managing Partner its portion (based on the ratio that each non-defaulting Partner's Ownership Interest bears to the aggregate Ownership Interests of all non-defaulting Partners participating in such contribution (the non-defaulting Partners that so elect are herein referred to as the "PARTICIPATING PARTNERS")) of the Default Amount.

               (b) During the continuance of any payment default by any Partner, the Partner shall not be entitled to receive any cash distributions and the Participating Partners will share in all cash distributions that otherwise would have been made to the defaulting Partner on a proportionate basis based on the ratio that each Participating Partner's Ownership Interest bears to the aggregate Ownership Interests of all Participating Partners. The defaulting Partner shall not be permitted to be represented on the Management Committee or other committees, and will have its voting rights suspended, but the defaulting Partner shall continue to be liable for its obligations as a

        Partner under this Agreement. If a defaulting Partner cures its default within the thirty (30) day period described in SECTION 5.6(D), by paying to the Partnership the amount of the default and the interest thereon calculated under SECTION 5.6(C) less the amount that was distributed to the Participating Partners from the amounts that were otherwise distributable to the defaulting Partner, the amount paid shall be distributed to the Participating Partners pro rata in accordance with their Ownership Interests.

               (c) Interest shall accrue on unpaid contributions from the date that the contribution became payable until the contribution is paid at a rate equal to the lesser of fifteen percent (15%) per annum or the maximum lawful rate.

               (d) In the event that a defaulting Partner fails to pay to the Partnership any portion of the Default Amount as provided herein on or prior to the thirtieth (30th) day after the due date for the contribution or the Participating Partners have not received from the amounts that were otherwise distributable to the defaulting Partner the Default Amount plus interest thereon as provided herein prior to the thirtieth (30th) day after the due date for the contribution, the Participating Partners may elect to (x) continue receiving the benefits of SECTIONS 5.6(B) AND 5.6(C) OR (Y) require the Partnership to reduce the Ownership Interest of the defaulting Partner, effective on the thirty-first (31st) day after the due date for the contribution (the "ADJUSTMENT DATE"), to a percentage determined by multiplying the Ownership Interest of the defaulting Partner (as determined on the Adjustment Date) by a number equal to one minus a fraction, the numerator of which is one hundred fifty percent (150%) of the Default Amount less the amounts that have been distributed to the Participating Partners prior to the adjustment Date that were otherwise distributable to the defaulting Partner, and the denominator of which is the product of (1) the Ownership Interest of the defaulting Partner (as determined on the Adjustment Date) multiplied by (2) the aggregate amount of the Capital Accounts of all Partners on the Adjustment Date. The adjustment shall apply separately for each default on a cash call. The Ownership Interests of the Participating Partners shall be adjusted upward by the proportion of the amount of the downward adjustment made to the Ownership Interest of the defaulting Partner.

               (e) If the Participating Partners have elected the remedies provided in SECTION 5.6(D)(Y), the default to which such election is related will be deemed to have been cured and the defaulting Partner will no longer be deemed a non-defaulting Partner for this SECTION 5.6, except for purposes of SECTION 5.6(F).

               (f) If at any time or over a course of time, the Ownership Interest of a Partner is reduced by seventy-five percent (75%) or more as a result of the provisions of this SECTION 5.6, the defaulting Partner shall not be permitted to be represented on the Management Committee or other committees and will have its voting rights suspended, but the defaulting Partner shall continue to be liable for its obligations as a Partner under this Agreement.

               (g) Notwithstanding the foregoing, the remedies provided in
        SECTION 5.6 are cumulative and are not exclusive, and in the event of a default by a Partner, the Partnership and the Partners shall be entitled to all available legal or equitable remedies.

        5.7 SELF-INSURANCE CONTRIBUTIONS. Any self-insured Partner shall contribute to the Partnership an amount equal to its Ownership Interest share of the insurance proceeds that the Partnership would have received had such Partner (and any other Partners that self insure) not elected to be self-insured under
SECTION 13.5 within three business days of receipt by such Partner of written notice from the Managing Partner that insurance proceeds have been received by the Partnership with respect to insurance carried by the partnership for Partners who did not make such election, or, in the absence of such insurance, as determined by the Management Committee.

                                   ARTICLE 6.
                       OPERATING COSTS AND COMPENSATION OF
                     THE MANAGING PARTNER AND OTHER PARTNERS

        6.1    BUDGETS, APPROVALS AND AUTHORIZATIONS.

               (a) On or before September 1 of each year the Managing Partner shall prepare and submit for approval of the Management Committee an operating budget ("OPERATING BUDGET") estimating the revenues, costs and expenses which will be received or incurred in connection with the operation and maintenance of the Gathering System during the next succeeding fiscal year. The Operating Budgets shall set forth the estimated costs and expenditures by quarterly periods and shall itemize the costs estimated in the budgets by such individual line items as reasonably requested by the Management Committee. All Operating Budgets shall be updated by the Managing Partner, and the Managing Partner shall furnish a copy of the updated Operating Budget to each Partner, on or before the tenth (10th) day of the first month of each Calendar Quarter. The Operating Budget for the

        1997 fiscal year of the Partnership shall be the Operating Budget attached hereto as EXHIBIT F.

               (b) The Management Committee shall notify the Managing Partner of its approval or disapproval of the Operating Budget within forty-five
        (45) days after receipt of such budget. If the Management Committee notifies or is deemed to have notified the Managing Partner of its disapproval of all of an Operating Budget, then, until the Management Committee has approved a revised budget, the Managing Partner is authorized to incur (1) costs set forth in any line item approved by the Management Committee and (2) any additional costs in connection with line items that were not approved by the Management Committee up to an aggregate amount of not more than the lesser of (x) 50 percent of the budget that was submitted by the Managing Partner but not approved by the Management Committee, less the amounts set forth in (1) above, and
        (y) the amount of the prior year's budget for such line item. If the Management Committee fails to notify the Managing Partner in writing of its approval or disapproval of any budget within forty-five (45) days after receipt of such budget or revised budget, then the Management Committee shall be deemed to have rejected such budget.

               (c) If, during the period covered by an approved Operating Budget, the Managing Partner determines that an adjustment to the estimated costs set forth in such Operating Budget is necessary or appropriate, then the Managing Partner shall submit to the Management Committee for approval an adjusted budget setting forth such adjusted or additional line items as are necessary or required. The same procedures set forth in SECTION 6.1(A) with regard to the approval of the annual Operating Budget shall apply to the approval of any adjusted costs budget, except that the Managing Partner may provide for a period less than forty-five (45) days, but not less than fifteen (15) days, in which the Management Committee shall approve or disapprove an adjusted budget, and the Management Committee's approval of an adjusted budget may be oral in order to expedite action, but such approval shall be followed immediately with written approval.

               (d) The Managing Partner is authorized to incur costs in excess of the amount budgeted in an approved Operating Budget or adjusted budget, and the Managing Partner is authorized to incur costs in connection with an unbudgeted item; provided that the Managing Partner may not incur such excess or unbudgeted costs in a total amount greater than 15 percent of the total amount set forth in the approved Operating Budget or adjusted budget, without the approval of the Management Committee. In addition, if any line item variance from the budgeted amount exceeds an amount equal to the greater of 15 percent of the budgeted cost for that item or $50,000, or if the cost of an unbudgeted item exceeds the lesser of 15 percent of the total applicable budget or $50,000, then the Managing Partner shall advise the Management Committee in the next quarterly budget of any such variance from the approved Operating Budget, and the Managing Partner also shall provide the Management Committee with an explanation of the reason for such variance, and seek authorization from the Management Committee to expend additional funds on such line item.

        6.2 BUSINESS PLAN. Contemporaneously with the submission by the Managing Partner of the Operating Budget, the Managing Partner shall submit a business plan for the next fiscal year and subsequent two years that includes anticipated new gathering activity for such years, anticipated revenues for such years, anticipated capital expenditures for such years, anticipated cash calls during such years, and anticipated cash distributions during such years.

        6.3 COSTS AND PAYMENT. The Managing Partner shall keep a full and complete account of all costs and expenses incurred by it in connection with the operation and maintenance of the Gathering System in accordance with the procedures attached as EXHIBIT C (the "ACCOUNTING PROCEDURES"). The Partners shall provide funds for all costs incurred in connection with the operation and maintenance of the Gathering System in accordance with ARTICLE 5 of this Agreement.

        6.4 PARTNERS' COOPERATION. Each Partner shall provide such documentation as is required to perform the accounting set forth in the Accounting Procedures.

        6.5    COMPENSATION OF THE MANAGING PARTNER.

               (a) In accordance with the approved Operating Budget, the Partnership shall reimburse the Managing Partner for (1) wages and benefits of certain employees contracted for use by the Managing Partner in accordance with the Accounting Procedures, (2) for certain employee expenses and transportation of such employees in accordance with the Accounting Procedures, and (3) certain Managing Partner equipment and facilities costs in accordance with the Accounting Procedures.

               (b) The Partnership shall compensate the Managing Partner for any general and administrative costs (including salaries and benefits for office personnel) an amount equal to $62,500 per month beginning January 1, 1997. The reimbursement amount set forth above shall be adjusted each year with the first adjustment occurring effective on January 1, 1998. The adjustments shall be computed by multiplying the rate currently in use by the percentage increase in the average weekly earnings of the Crude Petroleum and Gas Production Workers for the last calendar year compared to the preceding calendar year as shown by the Index of Average Weekly Earnings of Crude Petroleum and Gas Field Production Workers as published by the United States Department of Labor, Bureau of Labor Statistics. In addition to the foregoing, the Management Committee may annually revise the fee payable to the Managing Partner pursuant to
        SECTION 6.5(B) if the current fee payable is materially disproportionate to the services being rendered by the Managing Partner to the Partnership. The revision shall be effective as of January 1 of the year following the year in which the Management Committee elects to revise the fee. In the event the then acting Managing Partner disagrees with the fee proposed by the Management Committee, the Partnership shall continue to compensate the Managing Partner in an amount equal to the prior fee and the dispute shall be resolved by arbitration as provided in SECTION 15.11. In rendering their decision, the arbitrators shall consider fees being charged by other parties under similar circumstances. The fee awarded by the arbitrators shall be applied retrospectively to January of the year for which the new fee would have been effective and appropriate payment or reimbursement shall be made by the applicable party.

        To the extent that there is a substantial expansion of the Gathering System after the Effective Date (other than the Phase I Extension), the general and administrative expenses payable to the Managing Partner shall be augmented as determined by the Management Committee to compensate the Managing Partner for the additional general and administrative expenses related to such expansion. In the event the Management Committee and the Managing Partner are unable to agree on the amount of such augmentation, such matters shall be referred to arbitration in accordance with the provisions of SECTION 15.11.

        6.6    COMPENSATION OF THE FINANCE PARTNER.

               (a) In accordance with the approved Operating Budget, the Partnership shall reimburse the Finance Partner for (1) wages and benefits of certain employees contracted for use by the Finance Partner in accordance with the Accounting Procedures, (2) for certain employee expenses and transportation of such employees in accordance with the Accounting Procedures, and (3) certain Finance Partner equipment and facilities costs in accordance with the Accounting Procedures.

               (b) The Partnership shall compensate the Finance Partner for any general and administrative costs (including salaries and benefits for office personnel) an amount equal to $10,000 per month from and after the Effective Date.

                                   ARTICLE 7.
                          ALLOCATIONS AND DISTRIBUTIONS

        7.1    REVENUE DISTRIBUTION.

               (a) The Finance Partner shall deposit, or cause to be deposited, all monies due to the Partnership and payable by third parties in an interest-bearing bank account managed by the Finance Partner for the benefit of the Partnership. Except as otherwise specifically provided in this Agreement or in related agreements associated with the financing of the Partnership, the Finance Partner shall pay, from those monies received, all expenses accrued by the Partnership on a current basis. At least monthly, by the last day of each month (commencing the first month after the receipt by the Partnership of its first revenues), all cash funds of the Partnership, other than funds provided by capital contributions which shall not be distributed, that the Management Committee reasonably determines are not needed for the payment of current Partnership obligations or significant Partnership expenditures known by the Managing Partner or the Finance Partner to be payable within the next ninety (90) day period shall be distributed to the Partners in proportion to their respective Ownership Interests.

               (b) The distributions provided in this Section are subject to the rights of the non-defaulting Partners under SECTION 5.6 to receive the distributions otherwise payable to a defaulting Partner.

               (c) Notwithstanding the foregoing or any other provision contained in this Agreement, (1) the Partnership may retain such insurance proceeds or proceeds contributed by self-insured Partners and other amounts as the Management Committee shall reasonably determine are necessary to pay Partnership liabilities and expenses and to restore, preserve and protect Partnership property upon the occurrence of an accident, catastrophe or similar event or to comply with all applicable environmental laws, ordinances, rules and regulations, and (2) the Partnership may retain amounts, as determined by the Management Committee, for the purpose of creating a reserve from which to pay the remainder of (i) the Partnership's share of the estimated cost of abandoning any facilities owned by the Partnership minus

        (ii) the Partnership's share of the estimated fair market value of any salvageable materials, supplies, equipment and other personal property or fixtures located on or used in connection with the Partnership's facilities in excess of the Partnership's share of the estimated cost of salvage of such items.

               (d) All Partnership distributions shall be charged to each Partner's Capital Account.

        7.2 ALLOCATIONS OF PROFITS AND LOSSES. Subject to any special allocations required by Treasury Regulations Sections 1.704-2(b), 1.704-2(i), and 1.704-2(j)(2)(ii), relating to deductions and gains attributable to Nonrecourse Deductions and Partner Nonrecourse Deductions (as those terms are defined in such Regulations), the Partnership's items of income, gain, loss, deduction, and credit shall be allocated among the Partners in each taxable year (or portion thereof) in the same ratio in which Profits or Losses are allocated as provided below:

               (a) Profits for any taxable year (or portion thereof) shall be allocated in the same ratio as the Partners are entitled to distributions from the Partnership under SECTION 4.9 or 7.1(A) hereof.

               (b) Losses for any taxable year (or portion thereof) shall be allocated among the Partners in proportion to their respective Ownership Interests for such taxable year (or portion thereof), except as provided in SECTION 4.9.

               (c) As used herein, "PROFITS" and "LOSSES" mean, for each taxable year or other period, an amount equal to the Partnership's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                      (1) Any income of the Partnership that is exempt from
               federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of Profits and Losses shall be added to such income or loss for the purpose of determining Partner Capital Accounts;

                      (2) Any expenditures of the Partnership described in Code
               Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits and Losses pursuant to this definition of Profits and Losses, shall be subtracted from such income or loss for the purpose of determining Partner Capital Accounts;

                      (3) In the event the Gross Asset Value of any Partnership
               asset is adjusted as required by the terms of the definition of Gross Asset Value hereof, the amount of such adjusted Gross Asset Value shall be taken into account in accordance with Regulation
               Section 1.704-1(b) for the purpose of determining Partner Capital Accounts;

                      (4) Gain or loss resulting from any disposition of
               Partnership assets with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of in accordance with Regulation Section 1.704-1(b) for the purpose of determining Partner Capital Accounts, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                      (5) In lieu of the depreciation, amortization, and other
               cost recovery deductions taken into account in computing such taxable income or loss, for the purpose of determining Partner Capital Accounts there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation herein;

                      (6) Notwithstanding any other provision of this definition of Profits and Losses, any items which are specially allocated pursuant to SECTIONS 7.2 OR 7.3 shall not be taken into account in computing Profits or Losses but shall be taken into account in computing Partner Capital Accounts.

               (d) As used herein, "GROSS ASSET VALUE" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                      (1) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the contributing Partner and the other

               Partners; provided, that, the Partners hereby agree that any asset which is included in a Sole-Risk New System Project that is acquired by the Partnership pursuant to Section 4.9(d), shall be treated as if such asset was contributed to the Partnership by the Sole-Risk Partners with respect to such Sole-Risk New System Project and the Gross Asset Value of any such asset shall be its adjusted basis, or its Gross Asset Value if the asset is reflected on the books of the Sole Risk New System Project at other than its adjusted basis, for federal income tax purposes determined as of the time of such contribution (including, without limitation, for purposes of Section 8.3).

                      (2) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as determined by the Partners, as of the following times: (i) the acquisition of any additional interest in the Partnership by any new or existing Partner in exchange for more than a DE MINIMIS Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a DE MINIMIS amount of Partnership assets as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations Section 1.704- 1(b)(2)(ii)(g); PROVIDED, however, that adjustments pursuant to CLAUSES (I) AND (II) hereof shall be made only with the consent of all the Partners;

                      (3) The Gross Asset Value of any Partnership asset
               distributed to any Partner shall be the gross fair market value of such asset on the date of distribution, as determined by the Partnership; and

                      (4) The Gross Asset Value of Partnership assets shall be
               increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and SECTION 8.3 hereof.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to the provisions of this SECTION 7.2(D), such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

               (e) As used herein, "DEPRECIATION" means, for each taxable year, or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to any asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Partnership.

               (f) Except as provided in SECTION 7.3, all items of income, gain, loss, deduction and credit attributable to any Sole-Risk AMI Project shall be allocated as provided in SECTION 4.9.

               (g) All Depreciation with respect to Partnership assets shall be allocated as provided in SECTION 7.3.

        7.3 SPECIAL ALLOCATIONS OF DEPRECIATION. Depreciation with respect to each Partnership asset placed into service by the Partnership on or before December 31, 1996, shall be allocated among the Partners in proportion to their Ownership Interests as of such date. Depreciation with respect to each Partnership asset, including Partnership assets included in Sole Risk New System Projects and Sole-Risk Extension Projects, placed into service by the Partnership after December 31, 1996, shall be allocated among the Partners in proportion to the percentage interests in which the Partners are allocated items of income, gain, loss, and deduction with respect to the activity on which such asset is engaged at the time it is placed into service. Changes to such Ownership Interests and percentage interests occurring after a Partnership asset is placed into service as a result of Payout or pursuant to Section 4.9 shall not alter the manner in which Depreciation with respect to such asset is allocated among the Partners.

        7.4 CURATIVE AMENDMENT. Notwithstanding any other provision of this Agreement, the allocations herein shall effect an allocation for federal income tax purposes in a manner consistent with Section 704(b) and the regulations promulgated thereunder. If for any reason the allocations conflict with the regulations under Section 704(b), the Tax Matters Partner may amend these provisions to the extent necessary to reflect allocations consistent with the regulations.

        7.5 SECTION 704(C). In accordance with Internal Revenue Code ss. 704(c) and the Treasury Regulations thereunder and Treasury Regulations Section 1.704-1(b)(i), income, gain, loss and deduction with respect to any property with a Gross Asset Value which differs from its adjusted tax basis, shall, solely for tax purposes and not for purposes of determining Capital Accounts, be allocated among the Partners so as to take account of any variation between the adjusted basis to the Partnership for federal income tax purposes and its fair market value. The Partners agree to use the traditional method with curative allocations under Regulation Section 1.704-3(c) for this purpose.

        7.6 TRANSFERS. The allocation of items of income, gain, loss, deduction and credit attributable to a partnership interest that is assigned during the year will be done in accordance with Section 706(d). If more than one method is permitted, the Tax Matters Partner can determine the method of allocation, taking into account both the desire to match income and deductions and ease of administration.

                                   ARTICLE 8.
                                   ACCOUNTING

        8.1 FISCAL YEAR. The fiscal year of the Partnership shall be the calendar year.

        8.2 BOOKS OF ACCOUNT. The books of account of the Partnership shall be maintained and adjusted, so far as is practicable, at the principal place of business of the Finance Partner, or, if requested by the Finance Partner, at such other place or places as may be approved by the Management Committee from time to time. The books of account shall be maintained and adjusted as permitted by GAAP, consistently applied, and shall show all items of investment, income and expense. Each of the Partners shall have reasonable access to the books, records, data and information of the Partnership (including information maintained by the Managing Partner and the Finance Partner) at any time during normal business hours. Monthly statements of income and expense shall be prepared by the Finance Partner and shall be furnished to the Partners along with a statement of cash distributions made in accordance with ARTICLE 7. As soon as practicable, but not later than June 1 of each year, the Finance Partner shall cause to be delivered to each Partner such federal, state and local income tax returns and such other accounting tax information and schedules as shall be necessary for the preparation by each Partner of its income tax returns for such fiscal year. As soon as practicable, but not later than one hundred twenty (120) days following the end of each of the Partnership's fiscal years, the Finance Partner shall cause to be delivered to each Partner a profit and loss statement, a statement of cash flows for such fiscal year, a balance sheet and a statement of each Partner's capital account as of the end of such fiscal year together with an audit report thereon by Deloitte & Touche LLP, for the 1996 and 1997 fiscal years, and the nationally recognized firm of independent certified public accountants selected by the Management Committee for subsequent years.

        8.3 TAX CAPITAL ACCOUNTS. A capital account ("CAPITAL ACCOUNT") shall be established and maintained for each Partner. Each Partner's Capital Account shall be maintained in the following manner:

               (a) To each Partner's Capital Account there shall be credited the amount of cash and the value as determined by the Partners of any asset contributed to the Partnership by such Partner (including assets which are part of a Sole Risk New System Project that is acquired by the Partnership pursuant to Section 4.9(d)), such Partner's distributive share of Profits, any items in the nature of income or gain which are specially allocated pursuant to SECTION 7.2 hereof, and the amount of any Partnership liabilities assumed by such Partner or which are secured by any asset of the Partnership distributed to such Partner.

               (b) To each Partner's Capital Account there shall be debited the amount of cash and the value as determined by the Partners of any Partnership asset distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Losses, any items in the nature of expenses or losses which are specially allocated pursuant to SECTIONS 7.2 AND 7.3, and the amount of any liabilities of such Partner assumed by the Partnership or which are secured by any property contributed by such Partner to the Partnership.

               (c) In the event all or a portion of an interest in the Partnership is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest in the Partnership.

               (d) In determining the amount of any liability for purposes of this definition of Capital Accounts, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

               (e) The Partners agree that as of January 1, 1997, the balance in each Partner's Capital Account shall be as follows:

                      DIGC                  $ 1,350,000.00

                      MMBGC                  46,650,000.00

                      PDI                    32,000,000.00

                      Centana                18,333,333.33

                      CNG                    18,333,333.33

                      Coastal                18,333,333.33

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts and allocations are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations.

        8.4 SURVIVAL OF TAX PROVISIONS. The provisions of this Agreement relating to tax matters shall survive the termination of this Agreement and the termination of any Partner's interest in this Partnership and shall remain binding on the Partner for the period of time necessary to resolve with any federal, state and local tax authorities any tax matter regarding the Partnership.

        8.5 AUDIT. Each Partner shall have the right at any time during and up to 24 months after the close of any fiscal year, but not more than once in any 12 month period, to audit, examine and make copies of or extracts from the books of account or any other records of a Partner, the Managing Partner, the Finance Partner or the Partnership relating to the Partnership pertaining to that fiscal year. Such right may be exercised during normal business hours through any agent or employee of a Partner, the Managing Partner or the Finance Partner designated by the Partner, the Managing Partner or the Finance Partner or by an independent certified public accountant designated by the Partner, the Managing Partner or the Finance Partner. Such Partner, the Managing Partner or the Finance Partner, as applicable, shall bear all expenses incurred in any such examination or audit.

        8.6 ACCOUNTING PROCEDURES. The Partners adopt the Accounting Procedures.

                                   ARTICLE 9.
                            GATHERING SYSTEM CAPACITY

        9.1 PARTNERSHIP OWNED CAPACITY. Nothing in this Agreement shall (a) commit or entitle any Partner or any of its Affiliates to gather gas owned by, or committed to be sold to, such Partner or Affiliate through the Gathering System solely by reason of the Partner being a Partner in the Partnership regardless of the location of such Partner's or Affiliate's owned or controlled gas reserves or the markets to which such gas is to be delivered, or (b) limit the availability of gas gathering service only to those producers which are Partners or Affiliates of Partners. System capacity for gathering shall be made available pursuant to gathering agreements with various producers to be entered into by the Managing Partner on behalf of the Partnership pursuant to terms, conditions and rates set by the Management Committee under SECTION 3.4(F). The firm capacity rights of customer producers on the DIGS or Main Pass System existing prior to the Effective Date shall not be infringed upon.

        9.2 AFFILIATE COMMITMENT. Each Partner agrees to assist the Partnership to facilitate negotiation of gathering agreements with Affiliates of such Partner who are oil and gas producers to commit to the Partnership any uncommitted oil and gas leases owned by such Affiliates covering areas located (or any part thereof) in the AMI from which the production can reasonably be expected to be delivered to the Gathering System.

                                   ARTICLE 10.
                              TERM AND TERMINATION

        10.1 TERM. The Partnership was formed January 14, 1993, and shall be deemed to be continuing under the terms of this Agreement as of the Effective Date. The Partnership shall continue in existence for a primary term of 30 years from the Effective Date and thereafter for successive periods of one year; provided, that any Partner may elect to dissolve the Partnership and this Agreement as of the end of such 30-year period or as of December 31 of each year after such 30-year period by giving the other Partners written notice of such election not less than one year prior to the date such termination is to take effect.

        10.2   [INTENTIONALLY LEFT BLANK]

        10.3 OTHER REASONS FOR DISSOLUTION. The Partnership shall automatically and without notice be dissolved upon the happening of any of the following events (unless the applicable event is listed in SECTIONS 10.3(A), 10.3(B), 10.3(C), 10.3(D) OR 10.3(G) and on or before ninety (90) days after the occurrence of such event, all of the unaffected Partners waive such event in writing and elect not to dissolve the Partnership):

               (a) Proceedings shall be commenced by or against any of the Partners (or general partner of a Partner) for any relief under any bankruptcy or insolvency law, or any law relating to the relief of debtors, readjustment of indebtedness, reorganization, arrangement, composition or extension; and, if such proceedings have been commenced by a person other than a Partner against any Partner (or general partner of a Partner), such proceeding shall not have been dismissed, nullified, stayed or otherwise rendered ineffective (but then only so long as such stay shall continue in force or such ineffectiveness shall continue) within ninety (90) days after such proceedings shall have been commenced.

               (b) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of a Partner (or general partner of a Partner) or of a substantial part of a Partner's property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of ninety (90) days, or any substantial part of the property of a Partner (or general partner of a Partner) shall be sequestered or attached and shall not be returned to the possession of such Partner (or general partner of a Partner) or released from such attachment within ninety (90) days thereafter.

               (c) A Partner (or general partner of a Partner) shall make a general assignment for the benefit of creditors or shall admit in writing its inability to pay its debts generally as they become due.

               (d) The filing of a certificate of dissolution by a Partner (or general partner of a Partner) under the laws of the State of its incorporation or partnership, or the entering of a final order dissolving any Partner by any court of competent jurisdiction.

               (e) The sale or abandonment of all or substantially all of the Partnership's business and assets.

               (f) Any event which shall make it unlawful for the business of the Partnership to be carried on or for the Partners to carry on such business in partnership.

               (g) A Partner withdraws from the Partnership.

        10.4   WINDING UP.

               (a) Upon a dissolution of the Partnership, the Partners shall undertake the sale or abandonment of all of the Partnership's business and assets, and each Partner shall bear its proportionate share (based on each Partner's Ownership Interest) of all costs and expenses incurred in connection with winding up the Partnership business and with abandonment or sale of the Gathering System. In the event of dissolution, the Managing Partner, or if the Managing Partner caused the dissolution, then whichever Partner chosen by the Management Committee, shall be the liquidator of the Partnership. The Management Committee shall determine, among other things, arrangements with creditors, the extent to which assets should be sold or distributed in kind and the amount of any reserve for contingent liability. After the Partnership shall be dissolved pursuant to the provisions of this ARTICLE 10, the Managing Partner shall continue to exercise the powers vested in it by this Agreement and continue to operate the Gathering System in the normal course to the extent appropriate for the purpose of winding up the business of the Partnership and liquidating the assets thereof in an orderly manner, but the Managing Partner shall engage in no new business on behalf of the Partnership during the period of such winding up.

               (b) After the payment of debts or otherwise providing for the liabilities of the Partnership, the liquidator will distribute any remaining assets of the Partnership as follows:

                      (1) Cash or cash equivalents shall be distributed (i)
               first, to the Partners in proportion to their respective positive Capital Account balances, if any, and (ii) second, to each Partner in proportion to its Ownership Interest.

                      (2) Interests in the Gathering System and other tangible
               assets shall be sold by the liquidator on such terms as are approved by the Management Committee, or if the Management Committee elects not to sell any such assets, or if such sale is not consummated within a period deemed reasonable by the Management Committee, such assets shall be distributed to each Partner in proportion to its Ownership Interest, and each Partner shall execute an operating agreement governing operation of such assets containing operating and economic terms substantially similar to these contained in this Agreement.

               (c) On liquidation of the Partnership or a Partnership interest within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), each Partner having a deficit balance in its Capital Account (after giving effect to all contributions, distributions, and allocations for all fiscal years, including the fiscal year of the liquidation) shall contribute to the Partnership the amount necessary to restore the deficit balance in such Capital Account to zero in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(3). Such contribution shall be made no later than the end of the taxable year in which the liquidation occurred (or, if later, within ninety (90) days after the date of liquidation). The contribution shall not be used to pay nonrecourse liabilities but shall be used to pay any other Partnership liabilities and then shall be distributed to the other Partners in accordance with the positive balance in such Partners' Capital Accounts.

               (d) No dissolution of the Partnership shall relieve any Partner from any obligation accruing or accrued prior to the date of such dissolution or as a result of such dissolution or deprive any Partner not in default hereunder of any remedy otherwise available to it.

        The term "DISSOLUTION" as used in this Agreement shall mean "an event requiring a winding up" as such terms are used in the Partnership Act.

        10.5 RIGHT TO WITHDRAW. A Partner (herein called a "WITHDRAWING PARTNER") shall have the right to withdraw from the Partnership at any time by giving written notice (herein called "WITHDRAWAL NOTICE") to the other Partners and to the Partnership. In the event of such withdrawal, the Partnership shall retain all contributions theretofore made by the Withdrawing Partner. In addition, such Withdrawing Partner, regardless of the time of the delivery of the Withdrawal Notice shall pay to the Partnership its share of all cost, expense, obligation and liability that (a) were accrued or otherwise attributable to the period prior to the time of the giving of the Withdrawal Notice, (b) were incurred prior to the time of the giving of the Withdrawal Notice regardless of the periods of time to which such cost, expense, obligation and liability relates, including any obligations attributable to the work performed or actions taken or authorized by the Management Committee or the Managing Partner prior to the time of the giving of the Withdrawal Notice, and
(c) are to be incurred by the Partnership as a result of actions taken or authorized by the Management Committee or the Managing Partner prior to the time of the giving of the Withdrawal Notice (the "WITHDRAWING PARTNER OBLIGATIONS"). The Withdrawing Partner shall post a deposit in an amount set by the Management Committee (without the Withdrawing Partner voting thereon) to cover the Withdrawing Partner's share of the estimated future pipeline abandonment costs (including environmental clean-up costs) and Partnership liquidation costs. The deposit will be applied to the Withdrawing Partner's actual share of such costs when they are ultimately incurred with the Withdrawing Partner remaining liable for its share of the ultimate costs if they are greater than the deposit. If the deposit is greater than the Withdrawing Partner's actual share, the difference will be refunded. Withdrawal shall (a) be effective as of the date of giving of the Withdrawal Notice (i.e. latest date received by all Partners and the Partnership), (b) terminate the Withdrawing Partner's status as a Partner, (c) forfeit all voting rights of the Withdrawing Partner in Partnership affairs, (d) terminate all representation of the Withdrawing Partner on the Management Committee and other Partnership committees, and (e) result in a pro rata increase of the remaining Partners' Ownership Interests based on the ratio of their then present Ownership Interests. The non- Withdrawing Partners shall indemnify and hold harmless the Withdrawing Partner, against any costs, expenses, obligations and liabilities of the Partnership that are attributable to periods after the effective date of the withdrawal other than Withdrawing Partner Obligations and demobilization costs and liquidation costs.

        10.6 DEEMED DISTRIBUTION AND RECONTRIBUTION. Notwithstanding any other provision of this ARTICLE 10, in the event the Partnership is liquidated within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g) but no actual liquidation has occurred, the property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, the Partnership shall be deemed to have distributed the property in kind to the Partners, who shall be deemed to have assumed and taken subject to all Partnership liabilities, all in accordance with their respective Capital Accounts, and if any Partner's Capital Account has a deficit balance (after giving effect to all contributions, distributions, and allocations for all fiscal years, including the fiscal year during which such liquidation occurs), such Partners shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Regulation Section 1.704-1(b)(2)(ii)(b)(3). Immediately thereafter, the Partners shall be deemed to have recontributed the property in kind to the Partnership, which shall be deemed to have assumed and taken the property subject to all such liabilities.

                                   ARTICLE 11.
                       OPTION AND PRIOR RIGHT TO PURCHASE.

        11.1   DISPOSITIONS.

               (a) Each Partner agrees that it shall not sell, transfer, assign or in any way alienate all or any portion of its Ownership Interest in the Partnership or any right or interest therein, whether voluntarily or by operation of law, or by gift, merger, consolidation, a Change of Control (which for purposes of this ARTICLE 11, with respect to DIGC, shall mean a Change of Control as defined in SECTION 3.8(B)(Y) rather than a DIGC Change of Control) or otherwise, (hereinafter referred to as "DISPOSE" or a

        "DISPOSITION"), except for a Disposition which complies with the requirements of this SECTION 11.1.

               (b) Subject to the express provisions of SECTION 11.1(C) below excepting certain Dispositions, should any Partner decide to Dispose of any portion of its Ownership Interest in the Partnership directly or indirectly, such Partner (the "SELLING PARTNER") shall first give written notice to the other Partners (the "NON-SELLING PARTNERS") of its intent to Dispose of its interest and of the quantum of interest to be Disposed. Each of the Non-Selling Partners shall have the right to make an offer in writing to purchase the entire Ownership Interest offered to be Disposed. Such offer must be made on or before fifteen (15) days after the date of receipt of notification of intent to transfer by the Selling Partner. The Selling Partner may, in its sole discretion, elect to either accept or reject any such offer, except that if such an offer is accepted, the Selling Partner must accept the offer of the greatest value, and any offers of equal value, in the proportion of the Ownership Interests of any Non-Selling Partners whose offers are so accepted bears to the aggregate interest of such Partners whose offers are accepted. The Selling Partner shall notify the Non-Selling Partner of its election to accept or reject an offer in writing on or before fifteen (15) days of its receipt of the written offer. If the Selling Partner accepts the offer of one or more Non-Selling Partners, the Non- Selling Partners whose offers have been accepted shall have forty-five (45) days from receipt of notification of acceptance to complete their respective purchases. Should the Selling Partner reject an offer of a Non-Selling Partner or not receive timely an offer from a Non-Selling Partner, the Selling Partner shall have the right for a period of one hundred eighty
        (180) days following the expiration of the fifteen (15) day period referred to above, to Dispose to a third party of that portion of its Ownership Interest covered by such offer subject, however, in the case in which an offer had been made by a Non- selling Partner, to a minimum price requirement equivalent to the highest rejected offer of the Non-Selling Partners.

               (c) The other provisions of this SECTION 11.1 shall not apply to
        (1) a sale or transfer to an Affiliate, in which case, the Selling Partner shall be jointly and severally liable with such Affiliate for all of its obligations pursuant to this Agreement, (2) a sale or transfer to a publicly traded entity formed for the purpose of acquiring (directly or indirectly) the Ownership Interest of the Selling Partner, nor (3) a sale, at the sole and exclusive option and discretion of DIGC, to any Partner of the pro rata portion of the DIGC After Payout Interest that burdens the Ownership Interest of such Partner.

               (d) In cases where all or a portion of the consideration to be received in connection with a Disposition is other than cash, (including property, note, defined cash payment or other non-cash assets), the cash value of that consideration shall be determined: (1) by mutual agreement of the Selling Partner and the Non-Selling Partners or (2) failing such mutual agreement, within three (3) business days following receipt by either the Non- Selling Partner or the Selling Partner of a notice to the other that it desires such determination to be made by independent appraisal (to be obtained at the sole cost of the Selling Partner), by a qualified independent appraiser selected by mutual agreement of the Selling Partner and the Non-Selling Partners, or (3) failing mutual agreement for the selection of an independent appraiser within three (3) business days after the receipt of the notice referenced in SUBCLAUSE 11.1(D)(2), by independent appraisal (obtained at the sole cost of the Selling Partner) by a qualified appraiser selected by the Chief Judge of the United States District Court for the Southern District of Texas, or in the event such judge disqualifies himself or herself, the most senior judge of such court who does not disqualify himself or herself.

               (e) Notwithstanding the foregoing, any Disposition other than (1) a Disposition to a Non-selling Partner whose offer has been accepted as provided in SECTION 11.1(B) or (2) those referenced in SECTION 11.1(C) shall require Super Majority Approval, excluding the vote of the Selling Partner. Such Super Majority Approval shall not be unreasonably withheld. A Selling Partner shall request the Non-Selling Partners in writing to approve such Disposition. Within five (5) business days after receipt of such notice by each Non-Selling Partner, such Non-Selling Partner shall notify the Selling Partner in writing whether or not it approves such Disposition. Failure by a Non- Selling Partner to timely notify the Selling Partner shall be deemed approval of the Disposition. If any Partner elects to not approve such Disposition, it shall specify the reasonable grounds upon which it is objecting to such Disposition. Failure to specify such grounds shall be deemed an election by such Partner to approve the Disposition.

        11.2 TAG ALONG RIGHTS. Prior to Payout as to MMBGC and PDI, for so long as the Ownership Interest of DIGC does not exceed one percent (1%), if either such Partner (MMBGC or PDI) proposes to convey or transfer all of its interest in the Partnership, directly or indirectly through a sale of such Partner or otherwise, to any person or entity other than (1) a Partner or (2) an Affiliate of any Partner (including an Affiliate of such Partner) (a "PROPOSED PURCHASER"), DIGC shall have the right, but not the obligation, to require that the Proposed Purchaser purchase all of DIGC's interest in the Partnership at the same price and on the same terms and conditions as those that have been negotiated by such Partner.

Any binding agreement entered into by such Partner with a Proposed Purchaser shall provide for the right of DIGC to convey all of its interest in the Partnership to the Proposed Purchaser as provided herein. Upon execution of a binding agreement with a Proposed Purchaser, such Partner shall notify DIGC in writing that it has elected to convey all of its interests in the Partnership, together with a copy of the agreement with the Proposed Purchaser. DIGC shall, not later than ten (10) days after receipt of such notice, notify such Partner in writing whether it elects to convey all of its interest in the Partnership. Failure to notify such Partner as provided herein shall constitute an election by DIGC not to convey its interest in the Partnership.

                                   ARTICLE 12.
                                      TAXES

        12.1   TAXES.

               (a) The Finance Partner shall cause to be paid all valid applicable taxes and fees, other than local, state and federal income taxes, levied upon the Partnership or in connection with its operations, including but not limited to sales, use, excise and property taxes. To the extent not paid from Partnership funds, either the Managing Partner or the Finance Partner may make cash calls on each Partner for its proportionate share of all such payments. The Finance Partner shall render for ad valorem taxation all property subject to this Agreement which by law should be rendered for such taxes and pay all such taxes assessed thereon before they become delinquent. If any tax assessment is considered unreasonable by the Finance Partner, it may at its discretion protest such valuation or make payment under protest within the time and manner prescribed by law, and it may at its discretion prosecute, or not prosecute, the protest to a final determination. When any such protested valuation or payment shall have been finally determined, the Finance Partner shall pay from Partnership funds the assessment on the Partnership, if any such remains unpaid, together with costs of protest or prosecution and any interest and penalty accrued.

               (b) The Partners intend that the Partnership shall be treated as a "partnership" for income tax purposes, and the Partners agree to take all actions, including the amendment of this Agreement and the execution of such other documents as may be required to qualify for and receive such tax treatment. The Finance Partner shall be the Tax Matters Partner of the Partnership as described in ss.6231(a)(7) of the Internal Revenue Code of 1986 (the "CODE") ("TAX MATTERS PARTNER"). The Tax Matters Partner shall prepare and file all federal, state and municipal income tax returns to be filed

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        on behalf of the Partnership on an accrual basis. The Tax Matters
        Partner shall inform all Partners of all matters which may come to its attention in its capacity as Tax Matters Partner by giving them notice thereof within fifteen (15) days after becoming so informed. All Partnership elections for federal, state and municipal tax purposes shall be determined by the Tax Matters Partner. All Partners shall be entitled to participate in any IRS proceedings at their expense. The Tax Matters Partner on behalf of the Partnership shall make the election under Section 754 of the Code. The affairs of the Partners and the Partnership with regard to Federal income taxes shall be subject to the terms and conditions of EXHIBIT D attached hereto.

                                   ARTICLE 13.
                              INSURANCE AND LOSSES

        13.1 INSURANCE. The Finance Partner shall obtain and maintain for the protection and benefit of the Partnership and itself the following minimum insurance coverage with a carrier having a Best's rating of A- or better:

               (a) Worker's Compensation Insurance to cover the employees of the Employing Unit, as defined below, performing services for the Partnership in accordance with the requirements of the laws of the State of Alabama, or other applicable state and Employer's Liability Insurance with limits of not less than $1,000,000 aggregate for each accident and $1,000,000 aggregate for each disease. The Finance Partner or its parent, subsidiary or other affiliated companies shall diligently proceed to acquire Worker's Compensation Insurance and Employer's Liability Insurance that permit endorsement of such policies to include alternate employer/borrowed servant coverage and shall provide such endorsement to the Partners. Such policy shall be endorsed to provide all coverage applicable to persons working offshore. It is the intent of the Partnership and the Partners that for the sole purpose of statutory worker's compensation coverage, the Partnership, the Partners, and Affiliates of the Partners providing labor which inures to the benefit of the Partnership are to be treated as an Employing Unit (the "Employing Unit"). The Partners are united for a common purpose and any labor which is provided by a Partner or an Affiliate of a Partner for the Partnership will inure to the benefit of the others. All employees of the Partners and all employees of Affiliates of the Partners providing labor which benefits the Partnership are employed by this Employing Unit for purposes of worker's compensation coverage.

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               (b) Comprehensive General Liability and Property Damage Liability
        insurance with a combined single limit for each occurrence for bodily injury and property damage of not less than $5,000,000. Such insurance will include Contractual Liability, Products and Completed Operations, Independent Contractors, Broad Form Property Damage, Premises and Operations, Personal Injury and Advertising Injury and deletion of explosion, collapse and underground exclusions.

               (c) Automobile Public Liability Insurance, including owned, hired, rented or non-owned automotive equipment, with a combined single limit each occurrence for bodily injury and property damage of at least $1,000,000.

               (d) Property insurance for the assets of the Partnership written with limits of not less than the replacement cost of the assets.

        Each policy of insurance obtained pursuant to the provisions of SECTIONS 13.1(A), 13.1(B), 13.1(C), AND 13.1(D) shall provide by endorsement or otherwise that the provisions of the policy are extended to cover the interests of the parties hereto. Each policy of insurance pursuant to the provisions of SECTIONS 13.1(A), 13.1(B), 13.1(C), AND 13.1(D) shall contain an endorsement providing that insurance carriers shall have no right of subrogation against the Partners, their respective parents, subsidiaries, and affiliated companies and shall name the Managing Partner and the Partners and their respective parents, subsidiaries and affiliated companies as additional insureds. In the event that the Managing Partner contracts with a third party for the provision of any service or services for the Partnership, that third party shall be required to carry insurance with subrogation waivers equal to or in excess of the requirements herein and shall be required to contractually indemnify and hold harmless the Partnership from tort liability arising from its performance and the negligence of the Partners, the Partnership and their respective parents, subsidiaries and affiliated companies and on all policies name the Managing Partner and the Partners and their respective parents, subsidiaries and affiliated companies as additional insureds. The Finance Partner shall furnish to the Partners a certificate covering each policy of insurance obtained pursuant to this Section. The Managing Partner may settle or defend any insured or uninsured claims on behalf of the Partnership subject to the monetary limits in ARTICLE 3 or, if applicable, subject to approval of the Management Committee.

        13.2 COST OF INSURANCE. The Finance Partner shall submit a statement to the Partnership of insurance premium costs and expenses associated with the insurance policies provided hereunder. The Partnership shall promptly reimburse the Finance Partner for such costs and expenses.

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        13.3 INDEMNIFICATION OF PARTNERS. Except as provided in SECTION 15.12,
(1) all liability, loss, damage, claim or expense for which the Partnership is responsible and not covered by insurance or in excess of insurance actually carried shall be borne by the Partners proportionately based on their Ownership Interests, and (2) the Partnership shall indemnify and hold harmless each Partner against any claim made against any of them by a third party alleging liability while acting on behalf of the Partnership in accordance with this Agreement or based on the Partner's status as a Partner, together with the costs reasonably incurred for the defense of such claim, except with respect to such claims that arise from gross negligence or willful misconduct. The indemnified party shall be indemnified and reimbursed first from the assets of the Partnership. In the event that the amount of such indemnity or reimbursement exceeds the amount available from the assets of the Partnership, each Partner shall severally contribute its proportionate share of the excess based on its Ownership Interest.

        13.4 LOSS OF OR DAMAGE TO PARTNERSHIP PROPERTY. The Partners shall be responsible in proportion to their respective Ownership Interests for any uninsured casualty loss of or damage to Partnership property, unless such loss or damage is caused by the gross negligence or willful misconduct of a Partner and in such case, such Partner shall be liable therefor.

        13.5 SELF INSURANCE. Notwithstanding the foregoing provisions of this
ARTICLE 13, any Partner may elect, by written notice to the Finance Partner, to self insure its proportionate share of losses that would be covered by the property casualty insurance purchased by the Finance Partner under SECTION 13.1(D). If a Partner so elects, the Partner shall not be required to reimburse the Partnership for its share of the cost of such insurance and shall be responsible for its proportionate share of losses covered by such property casualty insurance.

                                   ARTICLE 14.
                     INVOLUNTARY DISSOLUTION AND CONTINUANCE

        14.1 CONTINUANCE OF RELATIONSHIP. It is understood and agreed by each of the Partners that the relationship among them shall be a Partnership until such relationship is either specifically terminated by the written consent of all of the Partners or by one of the provisions hereof. If, notwithstanding such understanding and agreement, the Partnership is deemed terminated or dissolved by operation of law, each of the Partners hereby covenants and agrees that:

               (a) The business and affairs of the Partnership shall continue without interruption and be carried out by a new partnership upon the approval of a majority of the Partners (the "SUCCESSOR PARTNERSHIP").

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               (b) The Partners of the Successor Partnership shall be the
        Parties who were Partners hereunder at the time of such termination or dissolution, and the Successor Partnership and the Partners thereof shall be governed by the terms of this Agreement as if the Successor Partnership were the Partnership.

               (c) Each of the Partners shall execute such further agreements including notes, notations and accommodations as may be necessary to continue the business of the Partnership and to protect and perfect any lien or security interest granted by the Partnership.

               (d) Notwithstanding the foregoing, if for any reason the business and affairs of the Partnership cannot be carried out as a Successor Partnership and any Partner determines to proceed with the business of the Partnership, then the other Partners at the time of dissolution shall be entitled to join with such Partner in such other entity or entities as may be used to own and operate the Gathering System, to the same extent and on a similar basis as provided in this Agreement, taking full account of the respective capital contributions theretofore made by such Partners to the Partnership.

                                   ARTICLE 15.
                                  MISCELLANEOUS

        15.1 LAWS AND REGULATIONS. This Agreement and all operations hereunder shall be subject to all valid and applicable federal and state laws and to the valid and applicable orders, laws, rules and regulations of any state or federal authority having jurisdiction, but nothing contained herein shall be construed as a waiver of any right to question or contest any such order, law, rule or regulation in any forum having jurisdiction in the premises.

        15.2 CONTROLLING LAW. THIS AGREEMENT SHALL BE GOVERNED, INTERPRETED AND CONSTRUED UNDER THE STATUTORY AND COMMON LAW OF THE STATE OF
TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

        15.3 FORCE MAJEURE. Performance, other than to make payments when due, under this Agreement by any Partner shall be excused upon written notice, to the other Partners, if such performance is prevented by war, blockades, insurrection, strikes or differences with workers, riots, disorders, epidemics, landslides, lightning, earthquakes, fires, storms, floods, washouts, civil disturbances, blowouts, explosions, breakage or accident to machinery or lines of pipe, acts of God or of the public enemy, acts of governmental authorities, state and federal regulations, inability or delay in obtaining rights-of-way, permits, easements or material and, without limitation by enumeration, any other cause or happening whether of

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

the kind enumerated herein or otherwise not reasonably within the control of such Partner. The affected Partner shall use reasonable diligence to remedy such cause and resume performance within a reasonable time after such cause has been removed; and provided further, that no party shall be required against its will to adjust any labor dispute.

        15.4 NOTICES. Unless herein provided to the contrary, any notice called for in this Agreement shall be in writing and shall be considered as having been given on the date of receipt if delivered personally or by mail or fax with all postage and charges prepaid to the Managing Partner or Partner affected by such notice at the place designated. Routine communications, including monthly statements and payments, shall be considered as duly delivered when deposited in the U.S. mail, first class, postage prepaid. Non-routine communications shall be deemed received on the actual date of receipt by the addressee. Normal operating instructions can be made by telephone. Unless changed by notice in writing to the Managing Partner, the Finance Partner and all Partners, the addresses of the parties are as follows:

               if to MCNIC Mobile Bay Gathering Company, to:
                      Attn: Vice President
                      c/o Pipeline & Processing Group, Inc.
                      150 W. Jefferson, Suite 1700
                      Detroit, Michigan 48226

               if to PanEnergy Dauphin Island Company, to:
                      Attn: Vice President - Offshore
                      5718 Westheimer, Suite 2000
                      Houston, Texas 77057

               if to CNG Main Pass Gas Gathering Corporation, to:
                      Attn: Vice President, Supply and Producing Services Park Ridge Center
                      Pittsburgh, Pennsylvania 15244-0746

               if to Centana Gathering Company, to:
                      Attn: Vice President - Offshore
                      5718 Westheimer, Suite 2000
                      Houston, Texas 77057

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

               if to Coastal Dauphin Island Company, L.L.C., to:
                      Attn: Vice President - Gulf Coast
                      Coastal Tower
                      Nine Greenway Plaza
                      Houston, Texas 77046-0995

               if to Dauphin Island Gathering Company, L.P., to:
                      Attn: Mr. Keith Anderson
                      1400 Woodloch Forest Drive, Suite 200
                      The Woodlands, Texas 77380

               if to the Partnership, to Dauphin Island Gathering Company, L.P., as Managing Partner
                      Attn: Mr. Keith Anderson
                      1400 Woodloch Forest Drive, Suite 200
                      The Woodlands, Texas 77380


A copy of all notices given to a Partner, the Managing Partner or the Finance Partner shall also be given to the Partnership at its address as set by the Management Committee from time to time.

        15.5 CONFIDENTIALITY. The Partners (including Withdrawing Partners) shall ensure that any information regarding the business, assets, customers, processes and methods of the Partnership or the other Partners that it may learn in the course of negotiations for or performance under this Agreement (a) is treated by it in strict confidence, (b) is not disclosed in any manner to any Person other than an Affiliate of a Partner, a lender to or an accountant, attorney or representative of such Partner or Affiliate who needs to know such information, or as may be required by law or for tax purposes, and (c) is not used by such Partner or any of its Affiliates for any purpose other than for the exclusive benefit of the Partnership or to comply with law, tax purposes or legal process. In addition, such information may, however, be disclosed by a Partner to a person only if and to the extent that such information (a) is known to such person prior to learning of it from the Partner; (b) is obtained, whether directly or indirectly, by such person from a source other than such Partner (or any of its Affiliates) that (1) did not require such person to hold such secrets or information in confidence and (2) did not limit or restrict such person's use thereof, (c) is disclosed for legal, regulatory or tax purposes; or
(d) becomes public knowledge otherwise than through the Partner (or any of its Affiliates) seeking to use or disclose such information. Notwithstanding the foregoing, (1) no Partner shall disclose any information if such disclosure would cause a breach of, or violate the terms of, any gathering agreement to which the Partnership is subject and (2) no Partner shall disclose to its

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Affiliates any information related to scheduling and nominations of gas gathered by the Partnership.

        A disclosure by a Partner to its employee who is also an employee of an Affiliate of such Partner or who performs services for an Affiliate of such Partner shall not violate the provisions of this SECTION 15.5, provided the information so disclosed is not used for any purpose other than the exclusive benefit of the Partnership, or to comply with tax purposes or legal process.

        15.6 INURING CLAUSE. This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

        15.7 DEFAULT. No waiver of any default shall be construed as a waiver of any future default, whether of a like or of a different nature.

        15.8 PARTITION OF PARTNERSHIP. Each Partner hereby expressly waives any right to bring any action for an involuntary partition of the Partnership or its assets.

        15.9 TIME OF THE ESSENCE. Time is of the essence in the performance of this Agreement.

        15.10 LIMITATION ON AUTHORITY. Neither the Managing Partner, the Finance Partner nor any of the Partners shall have authority to take any action inconsistent with the terms of this Agreement. Except as authorized by this Agreement, no Partner shall act as the agent of the Partnership without express written authorization to act as the agent with respect to the particular matter involved. Such authorization shall be obtained from the Management Committee or, to the extent authorized by this Agreement, from the Managing Partner.

        15.11 ARBITRATION.

               (a) On the request of any Partner, whether made before institution of any legal proceeding or no later than forty-five (45) days after service of legal proceedings on the Partner seeking arbitration, any action, dispute, claim or controversy of any kind now existing or hereafter arising between any of the parties hereto and pertaining to the interpretation of or breach of this Agreement (a "DISPUTE") shall be resolved by binding arbitration in accordance with the terms hereof. Any Partner may, by summary proceedings, bring an action in court to compel arbitration of any Dispute.

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

               (b) Any arbitration shall be administered by the American Arbitration Association (the "AAA") in accordance with the terms of this
        SECTION 15.11, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the Federal Arbitration Act. Judgment on any award rendered by an arbitrator may be entered in any court having jurisdiction.

               (c) Any arbitration shall be conducted before one arbitrator. The arbitrator shall be an individual who is knowledgeable in the subject matter of the Dispute selected by agreement between the Partners. If the Partners cannot agree on an arbitrator within thirty (30) days after the request for an arbitration, then any Partner may request the AAA to select an arbitrator. The arbitrator may engage engineers, accountants or other consultants that the arbitrator deems necessary to render a conclusion in the arbitration proceeding.

               (d) To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within one hundred eighty (180) days of the filing of the Dispute with the AAA. Arbitration proceedings shall be conducted in Houston, Texas. Arbitrators shall be empowered to impose sanctions and to take such other actions as the arbitrators deem necessary to the same extent a judge could impose sanctions or take such other actions pursuant to the Federal Rules of Civil Procedure and applicable law. At the conclusion of any arbitration proceeding, the arbitrator shall make specific written findings of fact and conclusions of law. The arbitrator shall have the power to award recovery of all costs and fees to the prevailing Partners. Each Partner agrees to keep all Disputes and arbitration proceedings strictly confidential except for disclosure of information required by applicable law.

               (e) All fees of the arbitrator and any engineer, accountant or other consultant engaged by the arbitrator, shall be paid by the Partners according to their Ownership Interests unless otherwise awarded by the arbitrator.

        15.12 REPRESENTATION OF PARTNERS. Each Partner represents and warrants to each other Partner and to the Partnership that:

               (a) In cases of a corporation, it is a corporation duly organized, validly existing and in good standing under the laws of its State of incorporation or in a case of a partnership, it is a partnership duly organized and validly existing under the laws of the State of its organization.

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

               (b) The execution and delivery of this Agreement have been, and the performance of this Agreement shall be, at the time required to be performed hereunder, duly and validly authorized by all requisite corporate or partnership action on its part.

               (c) It has full power and authority to carry on its business as presently conducted, to enter into this Agreement and to perform its obligations under this Agreement;

               (d) This Agreement has been duly executed and delivered on behalf of it and constitutes the legal, valid and binding obligation of such Partner enforceable in accordance with its terms except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, or the similar laws affecting the rights of creditors, generally, or equitable principles.

               (e) The execution and delivery of this Agreement by such Partner does not, and its performance of this Agreement, and ownership of its Ownership Interest shall not, (1) violate or be in conflict with, or require the consent of any person or entity under, any provision of such Partner's governing documents, (2) conflict with, result in a breach of, or constitute a default (or an event that with a lapse of time or notice, or both, would constitute a default) under any agreement or instrument to which such Partner is a party or is bound or otherwise subject to; or (3) violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to such Partner; and

               (f) That such Partner has not and shall not at any time disclose to the Partnership or the other Partners any information that such Partner is prohibited or restricted from disclosing.

        Each Partner shall be responsible for, shall pay on a current basis, shall indemnify, save, hold harmless, discharge and release the Partnership and the other Partners, their respective Affiliates and its and their respective successors and permitted assigns, and all of their respective stockholders, directors, officers, employees, agents and representatives (the "INDEMNIFIED PARTIES") from and against any and all claims, demands, suits, actions, proceedings, payments, charges, judgments, assessments, liabilities, damages, penalties, fines or costs and expenses suffered, paid or incurred by the party seeking indemnification, including any legal or other expenses reasonably incurred in connection therewith, arising

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

from, based upon, related to or associated with any breach of a representation and/or warranty made by such Partner in SECTIONS 2.1 AND 15.12.

        15.13 SEVERABILITY. If and to the extent that any court or governmental agency of competent jurisdiction holds any part or provision of this Agreement to be invalid or unenforceable, the Partners shall agree upon an equitable adjustment of the provisions of this Agreement with a view toward effecting its purpose. Such holding shall in no way affect the validity or effectiveness of the other provisions of this Agreement, which shall remain in full force and effect.

        15.14 REMEDIES. Each right and remedy under this Agreement is cumulative and in addition to other rights or remedies under this Agreement or any applicable law.

        15.15 EXHIBITS. Each exhibit referred to in this Agreement is incorporated in this Agreement by reference. All obligations of any Partner under any such exhibit shall be considered to be obligations under this Agreement.

        15.16 SPECIAL AND CONSEQUENTIAL DAMAGES. No party or any Affiliate thereof shall be liable to any other party for any exemplary or punitive damages or for loss of profits or consequential losses (other than such exemplary or punitive damages or loss of profits or consequential losses for which such party is liable to a Person not party (or an Affiliate of a party) to this Agreement) arising in connection with the Gathering System or this Agreement, EVEN IF CAUSED BY THE SOLE, JOINT, CONTRIBUTORY AND/OR COMPARATIVE NEGLIGENCE, STRICT LIABILITY, AND/OR OTHER FAULT OF SUCH PARTY OR AFFILIATE.

        15.17 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

        15.18 ENTIRE AGREEMENT. This Agreement, the Contribution Agreement and the other documents contemplated hereunder constitute the full and complete agreement of the parties hereto with respect to the subject matter hereof.

        15.19 AMENDMENT. This Agreement shall not be amended except by a writing executed by all of the Partners.

                            [SIGNATURES ON NEXT PAGE]

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               IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the day and year first written above.


                              MCNIC MOBILE BAY GATHERING COMPANY

                              By: /S/ JOSEPH L. ROBERTS
                                      Joseph L. Roberts, Vice President


                              DAUPHIN ISLAND GATHERING COMPANY, L.P.,
                              by its general partner, OEDC, INC.

                              By: /S/  DOUGLAS H. KIESEWETTTER
                                       Douglas H. Kiesewetter, Vice President


                              PANENERGY DAUPHIN ISLAND COMPANY

                              By: /S/ BRAD D. REESE
                                      Brad D. Reese, Vice President


                              CENTANA GATHERING COMPANY

                              By: /S/ BRAD D. REESE
                                      Brad D. Reese, Vice President


                              CNG MAIN PASS GAS GATHERING CORPORATION

                              By: /S/ JAMES D. KEIFFER
                                      James D. Keiffer, Vice President

                              COASTAL DAUPHIN ISLAND COMPANY, L.L.C.

                              By: /S/ STEVEN R. ANDERSON
                                      Steven R. Anderson, Vice President

                                 EXECUTION PAGE

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